                                                                     EXHIBIT 2.2
================================================================================


                       STOCK AND ASSET PURCHASE AGREEMENT

                                  By and Among

                            Mac-Gray Services, Inc.,
                                   ("Buyer")

                             Amerivend Corporation,
                                 ("Amerivend")

                        Amerivend Southeast Corporation,
                            ("Amerivend Southeast")

                                      and

                                Gerald E. Pulver

                                      and

                Gerald E. Pulver Grantor Retained Annuity Trust
                                ("Stockholders")


                                 March 4, 1998





================================================================================

                       STOCK AND ASSET PURCHASE AGREEMENT

                                     INDEX
                                     -----

                                                                   Page
                                                                   ----

SECTION 1.  SALE OF SHARES AND ASSETS; PURCHASE PRICE                1
 1.01  Transfer of Amerivend Shares................................  1
 1.02  Sale of Southeast Assets....................................  2
 1.03  Purchase Price..............................................  2
 1.04  Closing.....................................................  3
 1.05  Amerivend Purchase Price Adjustment.........................  3
 1.06  Further Assurances..........................................  5
 1.07  Transfer Taxes..............................................  5
 1.08  No Assumption; Allocation of Southeast Purchase Price.......  5
 1.09  Proration...................................................  6
 1.10  Transfer of Southeast Assets................................  6
 1.11  Employees...................................................  6
 1.12  Stockholders' Representative................................  7

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND
 MR. PULVER........................................................  8
 2.01  Making of Representations and Warranties....................  8
 2.02  Organization and Qualifications of the Companies............  8
 2.03  Capital Stock of the Companies; Beneficial Ownership........  9
 2.04  Subsidiaries; Investments...................................  9
 2.05  Authority...................................................  10
 2.06  Real and Personal Property..................................  11
 2.07  Laundry Leases..............................................  13
 2.08  Equipment...................................................  13
 2.09  Title.......................................................  13
 2.10  Financial Statements........................................  14
 2.11  Taxes.......................................................  15
 2.12  Collectibility of Accounts Receivable.......................  17
 2.13  Inventories.................................................  17
 2.14  Absence of Certain Changes..................................  18
 2.15  Ordinary Course.............................................  20
 2.16  Banking Relations...........................................  20
 2.17  Intellectual Property.......................................  20
 2.18  Contracts...................................................  22
 2.19  Litigation..................................................  23
 2.20  Compliance with Laws........................................  23
 2.21  Insurance...................................................  24
 2.22  Warranty or Other Claims....................................  24
 2.23  Powers of Attorney..........................................  24


 2.24  Finder's Fee................................................  24
 2.25  Permits; Burdensome Agreements..............................  24
 2.26  Corporate Records; Copies of Documents......................  25
 2.27  Transactions with Interested Persons........................  25
 2.28  Employee Benefit Programs...................................  25
 2.29  Environmental Matters.......................................  27
 2.30  List of Directors and Officers..............................  29
 2.31  Employees; Labor Matters....................................  29
 2.32  Non-Foreign Status..........................................  30
 2.33  Backlog.....................................................  30
 2.34  Customers, Distributors and Suppliers.......................  30
 2.35  Transfer of Shares..........................................  30
 2.36  Stock Repurchase............................................  30
 2.37  Disclosure..................................................  30
 2.38  Commission Payments.........................................  31

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.....  31
 3.01  Amerivend Shares............................................  31
 3.02  Authority...................................................  31
 3.03  Finder's Fee................................................  32
 3.04  Agreements..................................................  32

SECTION 4.  COVENANTS OF THE COMPANIES AND THE STOCKHOLDERS........  32
 4.01  Making of Covenants and Agreements..........................  32
 4.02  Conduct of Business.........................................  32
 4.03  Consents....................................................  34
 4.04  Notice of Default...........................................  35
 4.05  Consummation of Agreement...................................  35
 4.06  Cooperation of the Companies and the Stockholders...........  35
 4.07  No Solicitation of Other Offers.............................  35
 4.08  Confidentiality.............................................  36
 4.09  Tax Returns.................................................  36
 4.10  Filing Cooperation..........................................  36
 4.11  No Transfer of Securities...................................  36
 4.12  Use of Trade Name...........................................  37
 4.13  Updating of Information.....................................  37
 4.14  2451 Brickell Avenue........................................  37

SECTION 4A.  CERTAIN TAX MATTERS...................................  37
4A.01  Section 338(h)(10) Election.................................  37


SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER................  38
 5.01  Making of Representations and Warranties....................  38
 5.02  Organization of Buyer.......................................  38
 5.03  Authority of Buyer..........................................  38
 5.04  Litigation..................................................  39
 5.05  Finder's Fee................................................  39

SECTION 6.  COVENANTS OF BUYER.....................................  39
 6.01  Making of Covenants and Agreements..........................  39
 6.02  Confidentiality.............................................  39
 6.03  Consents....................................................  40
 6.04  Consummation of Agreement...................................  40

SECTION 7.  CONDITIONS.............................................  40
 7.01  Conditions to the Obligations of Buyer......................  40
 7.02  Conditions to Obligations of the Companies and the
       Stockholders................................................  44

SECTION 8.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED............  45
 8.01  Termination.................................................  45
 8.02  Effect of Termination.......................................  46
 8.03  Right to Proceed............................................  46

SECTION 9.  SURVIVAL...............................................  46
 9.01  Survival of Warranties......................................  46

SECTION 10.  INDEMNIFICATION.......................................  47
10.01  Indemnification by Southeast and the Stockholders...........  47
10.02  Limitations on Indemnification by Southeast and the
       Stockholders................................................  47
10.03  Indemnification by Buyer....................................  48
10.04  Limitation on Indemnification by Buyer......................  48
10.05  Notice; Defense of Claims...................................  49
10.06  Claims Against Indemnification Escrow.......................  50

SECTION 11.  MISCELLANEOUS.........................................  50
11.01  Fees and Expenses...........................................  50
11.02  Governing Law...............................................  50
11.03  Notices.....................................................  50
11.04  Entire Agreement............................................  51
11.05  Assignability; Binding Effect...............................  51
11.06  Captions and Gender.........................................  52
11.07  Execution in Counterparts...................................  52
11.08  Amendments..................................................  52
11.09  Publicity and Disclosures...................................  52


11.10  Consent to Jurisdiction.....................................  52
11.11  Specific Performance........................................  52
11.12  Bulk Sales Law..............................................  53


                       STOCK AND ASSET PURCHASE AGREEMENT
                       ----------------------------------


     AGREEMENT entered into as of March 4, 1998 by and among Mac-Gray Services, Inc., a Delaware corporation ("Buyer"), Amerivend Corporation, a Florida corporation ("Amerivend"), Amerivend Southeast Corporation, a Georgia corporation ("Southeast"), Gerald E. Pulver ("Mr. Pulver") and the Gerald E. Pulver Grantor Retained Annuity Trust (the "Pulver Trust"). Amerivend and Amerivend Southeast are sometimes referred to herein individually as a "Company" and together as the "Companies" and Mr. Pulver and the Pulver Trust are sometimes referred to herein individually as a "Stockholder" and together as the "Stockholders."


                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of Amerivend which consists entirely of an aggregate of Five Hundred (500) shares of common stock, $.10 par value per share (the "Amerivend Shares");

     WHEREAS, subject to the terms and conditions set forth herein, the Stockholders desire to sell all of the Amerivend Shares to Buyer, and Buyer desires to acquire all of the Amerivend Shares; and

     WHEREAS, subject to the terms and conditions hereof, Southeast desires to sell, transfer and assign to Buyer and Buyer desires to purchase from Southeast, all of the properties and assets comprising the laundry distribution and coin route management business of Southeast (the "Southeast Laundry Business").

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


 SECTION 1.  SALE OF SHARES AND ASSETS; PURCHASE PRICE.
 ------------------------------------------------------

     1.01 Transfer of Amerivend Shares.  At the Closing (as hereinafter
          ----------------------------
defined), each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Amerivend Shares owned by such Stockholder as set forth on Exhibit A, which collectively shall represent all of the issued
                ---------
and outstanding capital stock of Amerivend. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Amerivend Shares by such Stockholder, free and clear of any and all liens, encumbrances, charges or claims. Each Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Amerivend Shares at the Closing.

     1.02 Sale of Southeast Assets.  Upon the terms and subject to the
          ------------------------
conditions set forth in this Agreement, Southeast agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Southeast, all right, title and interest in and to the following assets of Southeast which comprise the Southeast Laundry Business, other than the Southeast Receivable (as defined below) (the "Southeast Assets"):

         (a)  Laundry Machines and other Tangible Assets.  All of Southeast's
              ------------------------------------------
(i) new and used inventory of washers and dryers, soap, bleach and softener dispensers and change machines, parts and accessories, a true, correct and complete list of which is attached hereto as Schedule 1.02(a)(i) and (ii)
                                             -------------------
furniture and office equipment, a true, correct and complete list of which is attached hereto as Schedule 1.02(a)(ii), in each case together with any
                   --------------------
additions thereto prior to the Closing Date;

         (b)  Vehicles.  All of the vehicles listed on Schedule 1.02(b) attached
              --------                                 ----------------
hereto;

         (c)  Receivables.  All notes and accounts receivable of Southeast
              -----------
outstanding on the Closing Date (other than the receivable due from Amerivend to Southeast in the amount of $408,299, plus any interest through the Closing Date (the "Southeast Receivable"));

         (d)  Name.  The name "Amerivend Southeast" and all related and
              ----
associated logos and trademarks, and all licenses to or from third parties with respect to the foregoing and rights related thereto;

         (e)  Distributorship; Contracts.  All of the rights of Southeast under
              --------------------------
and interest of Southeast in (i) all distributorship agreements with Maytag Corporation, including all Parts Distributor Agreements and Commercial Distributor Sales Agreements (collectively, the "Maytag Distributorship") and
(ii) all customer purchase orders;

         (f)  Goodwill.  All of the goodwill of Southeast in, and the going
              --------
concern value of the Southeast Laundry Business, and all of the intellectual property and intangible assets of Southeast used or held for use in the Southeast Laundry Business, including without limitation all business and customer lists, proprietary information, and trade secrets; and

         (g)  Records.  All of Southeast's customer logs and records and other
              -------
business records relating to the Southeast Laundry Business.

     1.03 Purchase Price.  In reliance upon the representations and warranties
          --------------
of the Companies and the Stockholders contained herein and made at the Closing and subject to satisfaction of all of the conditions contained herein:

         (a)   Amerivend Shares.  In consideration of the sale by the
               ----------------
Stockholders to Buyer of the Amerivend Shares, Buyer agrees that at the Closing it will deliver to the Stockholders an aggregate purchase price (the "Amerivend Purchase Price") equal to (i) $33,140,000, less (ii) the aggregate amount of principal of and accrued and unpaid interest, premiums and penalties (if any) and other amounts on all indebtedness of Amerivend for borrowed funds outstanding as of the Closing Date (as hereinafter defined) (assuming payment in full by Buyer of all such indebtedness on the Closing Date), including without limitation the indebtedness listed on Schedule 1.03 attached hereto (but
                                      -------------
excluding the Southeast Receivable), less (iii) the amount of the Southeast Receivable, and as adjusted pursuant to Section 1.05 hereof. The Amerivend Purchase Price shall be paid by Buyer at the Closing by delivery to the Escrow Agent (as defined in Section 1.03(c) below) of $1,500,000 with the balance paid to the Stockholders, as allocated between the Stockholders as specified on

Exhibit A hereto, by wire transfer to an account specified by each Stockholder.
---------

         (b)  Southeast Assets.  In consideration of the sale by Southeast to
              ----------------
Buyer of the Southeast Assets, Buyer agrees that at the Closing it will deliver to Southeast an aggregate purchase price (the "Southeast Purchase Price") equal to $360,000, which shall be paid at the Closing by wire transfer to an account specified by Southeast.

         (c)  Escrow Amount.  On the Closing Date, Buyer shall deliver to State
              -------------
Street Bank and Trust Company (the "Escrow Agent") cash in an amount equal to $1,500,000 (the "Escrow Amount") to be held by the Escrow Agent pursuant to and in accordance with the terms and provisions of the Indemnification Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement").
                                         ---------

     1.04 Closing.  Unless this Agreement shall have been terminated in
          -------
accordance with Section 8 hereof, the closing of the purchase and sale of the Amerivend Shares and the Southeast Assets provided for in this Agreement (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 commencing at 10:00 A.M. Eastern Standard Time on March 31, 1998 or, if the conditions contained in Sections 7.01(i) and 7.02(d) have not been satisfied by such date, on the date that is three (3) business days after such conditions are satisfied, in either case provided that the conditions to closing set forth in Section 7 hereof are satisfied or, if applicable, waived, or at such other time and date as may be otherwise mutually agreed upon by the parties (the "Closing Date"). Except as otherwise expressly provided in this Agreement or in any document contemplated by this Agreement, all matters at the Closing shall be considered to take place simultaneously and no delivery of any documents shall be deemed complete until all transactions and deliveries of documents are completed.

     1.05 Amerivend Purchase Price Adjustment.
          -----------------------------------

         (a)  Closing Adjustment.  The Amerivend Purchase Price shall be
              ------------------
adjusted as of the Closing Date to the extent that Estimated Net Working Capital (as defined below) of Amerivend differs from ($1,331,929), the Net Working Capital of Amerivend at December 31, 1997 (the "1997FYE Net Working Capital"), as follows:

              (i) The Amerivend Purchase Price shall be increased by the amount (if any) by which Estimated Net Working Capital exceeds the 1997FYE Net Working Capital; and

              (ii) The Amerivend Purchase Price shall be decreased by the amount (if any) by which the 1997FYE Net Working Capital exceeds Estimated Net Working Capital.

For purposes of this Section 1.05, "Net Working Capital" (which may be a negative) means the aggregate value of Amerivend's current assets minus the aggregate value of Amerivend's current liabilities, all as determined in accordance with generally accepted accounting principles ("GAAP") and consistent with the practices and policies used in preparing Amerivend's December 31, 1997 balance sheet. For purposes of this Agreement, "Estimated Net Working Capital" (which may be a negative) means the estimated Net Working Capital of Amerivend at the Closing Date based on a statement jointly prepared by and agreed to by Buyer and Amerivend at least two business days prior to the Closing Date.

         (b)  Post-Closing Adjustment.  The Amerivend Purchase Price will be
              -----------------------
adjusted dollar for dollar following the Closing Date as provided in this
Section 1.05(b). Buyer shall pay the Stockholders (in proportion to their respective allocations on Exhibit A hereto) the amount (if any) by which the
                          ---------
Closing Net Working Capital (as defined in Section 1.05(c) below) exceeds the Estimated Net Working Capital and the Stockholders shall pay Buyer the amount (if any) by which the Estimated Net Working Capital exceeds the Closing Net Working Capital. Payment shall be made in immediately available funds by the party obligated to make such payment not more than five business days following the determination of the Closing Net Working Capital pursuant to Section 1.05(c) hereof.

         (c)  Closing Net Working Capital Statement.  Buyer will furnish to the
              -------------------------------------
Stockholders' Representative (as defined in Section 1.12 hereof) not later than 45 days after the Closing Date a statement (the "Closing Net Working Capital Statement") showing the Net Working Capital of Amerivend at the Closing Date, which amount may be a negative (the "Closing Net Working Capital"). Buyer will give Stockholders' Representative and his accountants reasonable access to books, records and work papers of Amerivend for purposes of confirming the Closing Net Working Capital Statement. Unless Stockholders' Representative notifies Buyer in writing that it disagrees with the Closing Net Working Capital Statement within 30 days after Stockholders' Representative's receipt thereof, the Closing Net Working

Capital Statement shall be conclusive and binding on all parties hereto and not subject to dispute or review. If Stockholders' Representative notifies Buyer in writing of its disagreement with the Closing Net Working Capital Statement within such 30-day period, then Stockholders' Representative and Buyer shall attempt to resolve their differences with respect thereto within 30 days after Buyer's receipt of Stockholders' Representative's written notice of disagreement. Any dispute regarding the Closing Net Working Capital Statement not resolved by Stockholders' Representative and Buyer within such 30-day period will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Buyer's principal outside accountants and Stockholders' Representative' principal outside accountants and one additional firm designated as objectionable by each of Buyer and Stockholders' Representative. The parties will engage the accounting firm within seven days after such 30-day period. The determination by the accounting firm so selected of the Closing Net Working Capital Statement and the Closing Net Working Capital (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon all parties hereto and not subject to dispute or review. The fees and expenses of such accounting firm in acting (in the event of a dispute) under this Section 1.05(c) shall be shared equally by Stockholders' Representative and Buyer.

    1.06  Further Assurances.  The Stockholders and Southeast from time to time
          ------------------
after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Amerivend Shares, the Southeast Assets and all rights thereto, and to fully implement the provisions of this Agreement.

    1.07  Transfer Taxes.  All sales and transfer taxes, fees and duties, if
          --------------
any, under applicable law incurred in connection with the sale and transfer of the Amerivend Shares and Southeast Assets pursuant to this Agreement will be borne and paid by the Stockholders and Southeast, respectively, and the Stockholders and Southeast shall promptly reimburse Amerivend and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

    1.08  No Assumption; Allocation of Southeast Purchase Price.  Buyer is not
          -----------------------------------------------------
assuming and shall not pay or be liable for any liability or obligation of Southeast of any kind or nature, known, unknown, contingent or otherwise. At or prior to the Closing, Buyer and Southeast shall agree on the allocation of the Southeast Purchase Price, which allocation shall be set forth on Schedule 1.08
                                                                  -------------
attached hereto. Such allocation shall be made in accordance with (i) the respective fair market values of the Southeast Assets being purchased and sold and (ii) the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, and shall be binding upon Buyer and Southeast for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Southeast each further agrees to file its Federal income tax returns and its other tax returns reflecting such allocation, Form 8594 and any other reports required by Section 1060 of the Code, in accordance with said allocation.

    1.09  Proration.  Buyer and Southeast shall prorate personal property taxes
          ---------
and any other items as agreed by Buyer and Southeast in connection with the sale of the Southeast Assets. Such proration shall be made as of 12:00 a.m. on the Closing Date and the Southeast Purchase Price shall be adjusted as necessary to reflect such proration.

    1.10  Transfer of Southeast Assets.  At the Closing, Southeast shall deliver
          ----------------------------
or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all of the Southeast Assets including without limitation, a Bill of Sale and assignments of the Maytag Distributorship, together with any required consents to assignment. Such instruments of transfer
(a) shall be in the form which is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Buyer and its counsel, (c) shall effectively vest in Buyer good and marketable title to all of the Southeast Assets free and clear of all Encumbrances (as defined in Section 2.06 hereof), and (d) where applicable, shall be accompanied by evidence of the discharge of all Encumbrances against the Southeast Assets.

    1.11  Employees.
          ---------

          (a) Southeast shall terminate all of its employees effective as of the Closing and Buyer shall not assume or have any obligations or liabilities with respect to such terminations.

          (b) Buyer shall offer employment to each of Southeast's employees as of the Closing Date. Southeast acknowledges and agrees that Buyer may interview and discuss employment terms and issues with its employees. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to continue the employment of, any of Southeast's employees.

          (c) Southeast shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to all of its employees which shall have become due for work performed as of and through the day preceding the Closing Date, and Southeast shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits.

          (d) Southeast acknowledges and agrees that Buyer shall not acquire any rights or interests of Southeast in, or assume or have any obligations or liabilities of Southeast under, any benefit plans maintained by, or for the benefit of employees of Southeast prior to the Closing Date including without limitation obligations for severance or vacation accrued but not taken as of the Closing Date.

    1.12  Stockholders' Representative.
          ----------------------------

          (a) By executing and delivering this Agreement, each Stockholder hereby irrevocably constitutes and appoints Gerald E. Pulver as his true and lawful agent and attorney-in-fact (the "Stockholders' Representative") with full power of substitution to act in his name, place and stead with respect to all transactions contemplated by, and all terms and provisions of, this Agreement, and to act on his behalf in any dispute or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Stockholders' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, in all events in the Stockholders' Representative's sole and absolute discretion, including, without limitation, the power:

          (i) to waive any condition to the obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement;

          (ii) to act for each Stockholder with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any claim on behalf of any Stockholder and to transact matters of litigation;

          (iii) to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of each Stockholder in connection with the consummation of the transactions contemplated by this Agreement;

          (iv) to do or refrain from doing any further act or deed on behalf of each Stockholder relating to the subject matter of this Agreement, as fully and completely as each such Stockholder could do if personally present; and

          (v) to receive all notices on behalf of each Stockholder in connection with any claims or matters under this Agreement.

      (b)  The appointment of the Stockholders' Representative in this
Section 1.04 shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders' Representative on behalf of the Stockholders in all matters referred to herein. All notices delivered by Buyer to the Stockholders' Representative (whether pursuant hereto or otherwise) for the benefit of the Stockholders shall constitute notice to the Stockholders.

      (c) All actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to the Stockholders' Representative pursuant to paragraph (a) above shall be conclusive and binding upon the

Stockholders, and the Stockholders shall not have the right to object, dissent, protest or otherwise contest the same.

      (d) The provisions of this Section 1.12 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest surviving death or disability of any Stockholder, granted by each of the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each of the Stockholders.

      (e) Buyer shall be entitled to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken in good faith by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative.


 SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND
 ---------------------------------------------------------------
             MR. PULVER.
             -----------

    2.01  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Company and Mr. Pulver jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2. No Stockholder shall have any right of indemnity or contribution from Amerivend or any Subsidiary with respect to the breach of any representation or warranty hereunder.

    2.02  Organization and Qualifications of the Companies.  Each Company is a
          ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Florida (in the case of Amerivend) or Georgia (in the case of Southeast), with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of each Company's Articles of Incorporation, as amended to date, and of each Company's by-laws, as amended to date, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Each Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect") of the Companies and their Subsidiaries (as hereinafter defined) taken as a whole.

    2.03  Capital Stock of the Companies; Beneficial Ownership.
          ----------------------------------------------------

          (a) The authorized capital stock of Amerivend consists of 3,000,000 shares of common stock, $.10 par value per share, of which 500 shares are duly and validly issued, outstanding, fully paid and nonassessable and of which 2,999,500 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Amerivend. No capital stock of either Company has been issued in violation of any federal or state law. Except as set forth in Schedule 2.03 attached hereto, there are no voting
                       -------------
trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Amerivend Shares to which either Amerivend or any of the Stockholders is a party.

          (b) Each of the Stockholders owns beneficially and of record that number of Amerivend Shares set forth opposite such Stockholder's name in

Exhibit A attached hereto free and clear of any and all Encumbrances.
---------

    2.04  Subsidiaries; Investments.  Each Company's subsidiaries and
          -------------------------
investments in any other corporation or business entity are listed in Schedule
                                                                      --------
2.04 attached hereto (collectively, the "Subsidiaries" and, individually, each a
----
"Subsidiary").  Except as set forth in Schedule 2.04 attached hereto, each
                                       -------------
Subsidiary is a duly organized, validly existing corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or formation with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as disclosed in Schedule 2.04 attached hereto, all of the
                                   -------------
outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the relevant Company, free of any lien, restriction or encumbrance and said shares have been duly and validly issued and are outstanding, fully paid and nonassessable. The copies of each of the Subsidiaries' Articles of Incorporation and by-laws, or other organizational documents, each as amended to date, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Articles of Incorporation or by-laws (or comparable organizational documents). Each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where (i) such Subsidiary conducts business and (ii) the laws of such jurisdiction require such qualification, and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction. Except as disclosed in Schedule 2.04 attached hereto, (A) there are no outstanding
             -------------
warrants, options or other rights to purchase or acquire any of the shares of capital stock or other ownership interests of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities, (B) there are no restrictions on the transfer of any Subsidiaries' capital stock or other ownership interests, and (C) no capital stock or other ownership interest of any Subsidiary has been issued in violation of any foreign, federal, state or local law.

    2.05  Authority.  Each Company has full right, authority and power to enter
          ---------
into this Agreement and each agreement, document and instrument to be executed and delivered by such Company pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of such Company and no other action on the part of such Company is required in connection therewith.

     This Agreement and each agreement, document and instrument contemplated hereby to which either Company is a party constitute, or when executed and delivered by such Company will constitute, valid and binding obligations of such Company enforceable against such Company in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by each Company of this Agreement and each such agreement, document and instrument:

          (A) does not and will not violate any provision of the Articles of Incorporation or by-laws or any similar organizational documents of either Company;

          (B) does not and will not violate any federal, state or local laws applicable to either Company or require either Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

          (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which either Company (or any of its Subsidiaries) is a party or by which the property of either Company (or any of its Subsidiaries) is bound or affected, except as set forth on Schedule 2.05, or result in the creation or imposition of any mortgage,
   -------------
Pledge, lien, security interest or other charge or encumbrance on either Company's (or any of its Subsidiary's) assets or on the capital stock of either Company, except as specifically identified in Schedule 2.05 attached hereto.
                                              -------------

    2.06  Real and Personal Property.
          --------------------------

          (a)   Real Property.  All of the real property owned or leased by
                -------------
either Company or any of its Subsidiaries is identified in Schedule 2.06(a)
                                                           ----------------
attached hereto (herein referred to as the "Owned Real Property" or the "Leased Real Property," as the case may be, or collectively as the "Real Property.")

               (i)    Title.  Except as set forth in Schedule 2.06(a) attached
                      -----                          ----------------
hereto, each Company and each Subsidiary (as the case may be) has good, clear, record and marketable title to (A) all Owned Real Property of such Company and
(B) enforceable leasehold interests in the Leased Real Property of such Company, in each case free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments, pledges, conditional sale agreements, security interests, encumbrances, or other matters affecting title (collectively, "Encumbrances"), other than:

                    (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Owned Real Property as currently used and improved; and

                    (y) minor encroachments that do not and could not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost.

((x) and (y) are collectively referred to as "Permitted Encumbrances"), except as set forth in Schedule 2.06(a) attached hereto. To the knowledge of the
                ----------------
Companies and the Stockholders, the lessors of the Leased Real Property have good, clear, record and marketable title to the Leased Real Property, and the Companies and their Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Schedule
                                                                     --------
2.06(a).
-------

               (ii)   Status of Leases.  All leases of Leased Real Owned Real
                      ----------------
Property are identified in Schedule 2.06(a) attached hereto, and true and
                           ----------------
complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect. Neither Company nor any of their Subsidiaries is in default under any of said leases or has received any notice thereof, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Companies and the Stockholders, none of the other parties to said leases is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. After giving effect to the transactions contemplated by this Agreement, each of said leases will be fully enforceable by the Company or Subsidiary which is a party thereto against the other party thereto.

               (iii)    Consents.  Except as set forth in Schedule 2.06(a)
                        --------                          ----------------
attached hereto, no approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of the Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Companies or the Stockholders will obtain or complete them before the Closing.

               (iv)     Condition of Real Property.  There are no material
                        --------------------------
defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including, without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair and have been well maintained.

               (v)      Compliance with the Law.  Neither Company nor any
                        -----------------------
Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected, and no such violation exists which should have a material adverse effect on the operation or value of any Real Property. All improvements located on or constituting part of the Real Property and their use and operation by the Companies and their Subsidiaries were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Schedule 2.06(a) attached hereto. No
                                           ----------------
approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a material adverse effect on the operation or value of the Real Property. Neither Company nor any Subsidiary has received any notice of any real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

          (b) Personal Property.  A complete description of the machinery and
              -----------------
equipment of each Company and each of its Subsidiaries is contained in Schedule
                                                                       --------
2.06(b) attached hereto.  Except as specifically disclosed in said Schedule or
-------
the Base Balance Sheet (as hereinafter defined), each Company and each of its Subsidiaries has good and marketable title to all of its personal property.
None of such personal property or assets is subject to any Encumbrance except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of Amerivend and each of its Subsidiaries. Except as otherwise specified in Schedule 2.06(b) attached
                                                ----------------
hereto, all leasehold improvements, furnishings, machinery and equipment of each Company and each of its Subsidiaries are in good repair, have been well maintained and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order; and neither Company nor any of the Stockholders knows of any pending or threatened change of any such law, ordinance or regulation which could adversely affect either Company, any of its Subsidiaries or any of their businesses.

    2.07  Laundry Leases.  Schedule 2.07 attached hereto lists all of the
          --------------   -------------
contracts, understandings and arrangements, whether written or oral, including any tenancy at will, under which either Company or any of their Subsidiaries are bound, or to which either Company or any of their Subsidiaries is a party, which relate to the placement of laundry machines (the "Laundry Leases"). Schedule
                                                                     --------
2.07 attached hereto contains a true, correct and complete list of all Laundry
----
Lease locations, Laundry Lease expirations, the number of laundry machines at each Laundry Lease location, vend prices, net revenues after commission for each Laundry Lease location and whether the terms of such Laundry Lease require the consent or approval of or prior notice to any third party as a result of the consummation of the transactions contemplated by this Agreement. True and correct copies of all the Laundry Leases have been delivered or made available to Buyer prior to the date hereof. Each of the Laundry Leases is valid, in full force and effect and binding upon the relevant Company or its Subsidiaries, as the case may be, and the other parties thereto in accordance with its respective terms. Neither Company, its Subsidiaries nor, to the knowledge of the Companies and the Stockholders, any other party is in default under or in arrears in the performance, payment or satisfaction of any agreement or condition on its part to be performed or satisfied under any Laundry Lease, nor, to the knowledge of the Companies and the Stockholders, does any condition exist that with notice or lapse of time or both would constitute such a default, and no waiver or indulgence has been granted by any lessee under any Laundry Lease. Neither Company nor any of its Subsidiaries has received notice or has knowledge of any fact which would result in the termination, repudiation or breach of any Laundry Lease. After giving effect to the transactions contemplated by this Agreement, each of the Laundry Leases will be valid and effective in accordance with its terms, and fully enforceable by the relevant Company or a Subsidiary against the other party thereto.

    2.08  Equipment.  The laundry machines that are the subject of the Laundry
          ---------
Leases listed in Schedule 2.07 constitute all of the laundry machines which are
                 -------------
owned and/or operated by the Companies and their Subsidiaries, except for laundry machines held in inventory as set forth in Schedule 2.08 attached
                                                   -------------
hereto.  Schedule 2.08 attached hereto includes a true, correct and complete
         -------------
list of: (i) all of the laundry machines and change machines installed at the Laundry Lease locations listed in Schedule 2.07 and (ii) all of the inventory of
                                  -------------
new laundry machines of the Companies and their Subsidiaries (collectively, the "Equipment"). All of the Equipment is in good operating condition, ordinary wear and tear excepted.

    2.09  Title.  Except as set forth in Schedule 2.09 attached hereto, each
          -----                          -------------
Company and its Subsidiaries have good and valid title to, or a valid leasehold interest in, all of their Equipment, Laundry Leases and the other properties and assets which are used in their business or otherwise material to their financial condition, free and clear of any Encumbrance.

The Southeast Assets being purchased by Buyer hereunder constitute all of the assets necessary for Buyer to operate the Southeast Laundry Business as currently conducted.

    2.10  Financial Statements.
          --------------------

          (a) The Companies have delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.10:
                                                   -------------

          (b) Consolidated balance sheets of Amerivend and its Subsidiaries as of December 31, 1995, 1996 and 1997 and statements of income and retained earnings and statements of cash flows for the three (3) years then ended, which statements are audited by Amerivend's independent public accountants (KPMG Peat Marwick in the case of the 1995 and 1996 statements and Morrison, Brown, Argiz & Company in the case of the 1997 statements). The balance sheet of Amerivend as of December 31, 1997 is referred to herein as the "Amerivend Base Balance Sheet."

          (c) Consolidated balance sheets of Southeast and its Subsidiaries as of March 31, 1995, 1996 and 1997 and statements of income and retained earnings and statements of cash flows for the three (3) years then ended, which statements are audited by Conn & Company, P.C., independent public accountants. The audited balance sheet of Southeast as of March 31, 1997 is referred to herein as the "Amerivend Southeast Base Balance Sheet" and, together with the Amerivend Base Balance Sheet, the "Base Balance Sheet."

          (d) A consolidated balance sheet of Amerivend and its Subsidiaries as of January 31, 1998 and statements of income and retained earnings and statements of cash flows for the one-month period then ended, certified by Amerivend's Treasurer or Chief Financial Officer.

          (e) Consolidated balance sheets of Southeast and its Subsidiaries as of December 31, 1997 and January 31, 1998 and statements of income and retained earnings and statements of cash flows for the nine-month and one-month periods then ended, respectively, certified by Southeast's Treasurer or Chief Financial Officer.

     The financial statements described in (b), (c), (d) and (e) above have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of each Company and its Subsidiaries, as the case may be, at the dates of said statements and the results of operations for the periods covered thereby.

          (f) As of the date of the Base Balance Sheet, neither Company nor any of its Subsidiaries has or will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of either Company or any of its Subsidiaries or the conduct of their business prior to the date of the Base Balance Sheet, regardless of whether claims in respect thereof had been asserted as of such date), except (i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) liabilities reflected in Schedules furnished to Buyer hereunder as of the date hereof, or
(iii) immaterial liabilities incurred in the ordinary course of business of the Companies and their Subsidiaries, as applicable, in existence as of the date of the Base Balance Sheet which are not required to be reflected in the Base Balance Sheet or the notes thereto under GAAP.

          (g) As of the date hereof and as of the Closing, neither Company nor any of its Subsidiaries has had or will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of either Company or any of its Subsidiaries or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of the Companies or any Subsidiary consistent with the terms of this Agreement.

    2.11  Taxes.
          -----

          (a) Each Company and each of its Subsidiaries has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, capital gains taxes, alternative minimum taxes, excise taxes, sales taxes, goods and services taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not. All Taxes and other assessments and levies which either Company or any of their Subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities within the time required by applicable law.

          (b) Each Company and each of its Subsidiaries has in accordance with applicable law filed all federal, state, local and foreign tax returns and all other materials required to be filed by it through the date hereof and will continue to do so in respect of any fiscal period ending on or prior to the Closing Date, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of federal, state, local and foreign income tax returns filed with respect to each Company and its Subsidiaries for taxable periods ending on or after March 9, 1989 is set forth in Schedule 2.11 attached
                                                         -------------
hereto, and said Schedule indicates those returns that have been audited or currently are subject of an audit. For each taxable period of each Company and its Subsidiaries ended on or after March 9, 1989, such Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign tax returns, examination reports and statements of deficiencies assessed against or agreed to by such Company or any of its Subsidiaries.

          (c)   Except as set forth in Schedule 2.11 attached hereto, neither
                                       -------------
the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the knowledge of the Companies and the Stockholders, threatening to assert against either Company or any of its Subsidiaries, any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where a Company or any Subsidiary does not file reports and returns that such Company or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Companies or any of their Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither Company nor any Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

          (d)   Except as set forth in Schedule 2.11 attached hereto, there has
                                       -------------
not been any audit of any tax return filed by either Company or any Subsidiary, no such audit is in progress, and neither Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.11, no extension of time with respect to any
                       -------------
date on which a tax return was or is to be filed by either Company or any Subsidiary is in force, and no waiver or agreement by either Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

          (e) Neither Company nor any Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.11 attached hereto, neither Company nor any Subsidiary has
         -------------
ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.11,
                                                                 -------------
neither Company nor any Subsidiary owns or has ever owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.11 attached hereto, neither Company nor any Subsidiary is
         -------------
a party to any tax sharing agreement. Neither Company nor any Subsidiary is or could be liable for any Taxes of any other person or entity.

          (f) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

          (g) For federal income tax purposes, Amerivend elected to be an S corporation under (S)1362 of the Code effective as of March 9, 1989 and has been an S corporation at all times since March 9, 1989. For state income tax purposes, including but not limited to the States of Florida and Georgia, Amerivend elected to be an S corporation effective as of March 9, 1989 and has been an S corporation at all times since March 9,

1989. Amerivend is an entity described in Section 280(G)(b)(5)(A)(i) of the Code.

          (h) Amerivend filed with each of its Georgia S corporation corporate tax returns filed since March 9, 1989 a consent agreement signed by all of its nonresident stockholders, in which all of such stockholders agreed to pay Georgia income tax on their portion of Amerivend's corporate income.

    2.12  Collectibility of Accounts Receivable.  All of the accounts and notes
          -------------------------------------
receivable of the Companies or any Subsidiary shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Neither Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with either Company or any Subsidiary or from any director, officer or employee of either Company or any Subsidiary, except as disclosed in Schedule 2.12 attached hereto, and all
                                   -------------
accounts and loans receivable of Amerivend from any such person, firm or corporation shall be paid in cash prior to the Closing, or shall be included in indebtedness of Amerivend in accordance with Section 1.03 hereof.

    2.13  Inventories.  Except as disclosed in Schedule 2.13, all items in the
          -----------                          -------------
inventories of the Companies or any Subsidiary shown on the Base Balance Sheet or existing at the date hereof are of a quality and quantity saleable or leasable in the ordinary course of business of the Companies and their Subsidiaries at profit margins consistent with their experience during the year ended December 31, 1997. Except as disclosed in Schedule 2.13, said inventories
                                                 -------------
reflect write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable or unleasable (except at prices less than cost) in the ordinary course of the business of the Companies and their Subsidiaries. No such write-downs since January 1, 1997 have had a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of either Company or any Subsidiary reflect the normal inventory valuation policies of the Companies and their Subsidiaries and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Except as disclosed in Schedule 2.13, all inventory items are
                                      --------------
located on the Owned Real Property or the Leased Real Property. Since the date of the Base Balance Sheet, no inventory items have been sold, leased or disposed of except through sales and leases in the ordinary course of business at profit margins consistent with the experience of the Companies and their Subsidiaries during the year ended December 31, 1997.

    2.14  Absence of Certain Changes.  Except as disclosed in Schedule 2.14
          --------------------------                          -------------
attached hereto, since the date of the Amerivend Base Balance Sheet (in the case of Amerivend) and since the date of the Southeast Base Balance Sheet (in the case of Southeast) there has not been:

          (a) Any change in the financial condition, properties, assets, liabilities, business or operations of either Company or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole;

          (b) Any contingent liability incurred by either Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

          (c) Any Encumbrance placed on any of the properties of either Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the Closing Date;

          (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Companies or any of their Subsidiaries or the conduct of the business of the Companies or any of their Subsidiaries since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by either Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

          (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of either Company or any of its Subsidiaries other than in the ordinary course of business;

          (f) Any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole;

          (g) Any declaration, setting aside or payment of any dividend by either Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock, or other ownership interests, of either Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by either Company or any of its Subsidiaries of its own capital stock, or other ownership interests;

          (h) Any labor trouble or claim of unfair labor practices involving either Company or any of its Subsidiaries, any change in the compensation payable or to become payable by either Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

          (i) Any change with respect to the officers or management of either Company or any of its Subsidiaries;

          (j) Any payment or discharge of a material lien or liability of either Company or any of its Subsidiaries which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) Any obligation or liability incurred by either Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by either Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (l) Any change in accounting methods or practices, credit practices or collection policies used by either Company or any of its Subsidiaries;

          (m) Any other transaction entered into by either Company or any of its Subsidiaries other than transactions in the ordinary course of business;

          (n) Any change in the financial condition of any Subsidiary of either Company that would make it more likely than not that any guarantee made by such Company with respect to such Subsidiary's obligations will be triggered within six (6) months after the date of this Agreement, or any change in the financial condition of any such Subsidiary that has triggered a guarantee of either Company with respect to the obligations of such Subsidiary;

          (o) Any waiver of any valuable right of, or cancellation of any debt or claim held by, either Company or any of its Subsidiaries; or

          (p) Any agreement or understanding whether in writing or otherwise, for either Company or any its Subsidiaries to take any of the actions specified in paragraphs (a) through (o) above.

    2.15  Ordinary Course.  Since the dates of their respective Base Balance
          ---------------
Sheets, each Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices.

    2.16  Banking Relations.  All of the arrangements which either Company or
          -----------------
any of its Subsidiaries has with any banking institution are completely and accurately described in Schedule 2.16 attached hereto, indicating with respect
                        -------------
to each of such arrangements the type of arrangements maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

    2.17  Intellectual Property.
          ---------------------

          (a) Except as described in Schedule 2.17 attached hereto, each Company and each of its Subsidiaries has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of such Company or such Subsidiary as presently conducted or contemplated. All of the rights of each Company and each of its Subsidiaries in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of either Company or any of its Subsidiaries in respect thereof. Except as described in Schedule 2.17, each Company and each of its
                                -------------
Subsidiaries has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to either Company or any of its Subsidiaries are listed in Schedule
                                                                    --------
2.17 attached hereto.  All of such patents, patent applications, trademark
----
registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office or such other applicable governmental office or authority under the jurisdiction of which the relevant Company and its Subsidiaries conduct business, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of applicable law and administrative regulations.

          (c) All licenses or other agreements under which either Company or any of its Subsidiaries is granted rights in Intellectual Property are listed in

Schedule 2.17 attached hereto.  All said licenses or other agreements are in
-------------
full force and effect, there is no material default by any party thereto, and, except as set forth in Schedule 2.17 attached hereto, all of the rights of each
                       -------------
Company or any Subsidiary thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. To the knowledge of the Companies and the Stockholders, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

          (d) All licenses or other agreements under which either Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by either Company or such Subsidiary are listed in
Schedule 2.17 attached hereto.  All of said licenses or other agreements are
-------------
in full force and effect and, to the knowledge of the Companies and the Stockholders, there is no material default by any party thereto, and, except as set forth in Schedule 2.17 attached hereto, all of the rights of each Company
             -------------
or any Subsidiary thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

          (e) Each Company and each of its Subsidiaries has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology. Except as set forth on Schedule 2.17,
                                                           -------------
neither Company nor any of its Subsidiaries has made any valuable non-public information of either Company available to any person other than employees of the Companies and their Subsidiaries, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Neither Company nor any Stockholder has any knowledge of any infringement by others of any material Intellectual Property rights of either Company or any Subsidiary.

          (f) The present and contemplated business, activities, products and services of the Companies and their Subsidiaries do not infringe any Intellectual Property of any other person. No proceeding charging either Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the knowledge of the Companies and the Stockholders, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of either Company or any Subsidiary. Neither Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, to the knowledge of the Companies, any former employer of any past or present employee of either Company or any of its Subsidiaries. Except as set forth in Schedule 2.17, neither Company or any
                                     -------------
Subsidiary nor, to the
knowledge of the Companies and the Stockholders, any of their employees have any agreements or arrangements with any persons other than a Company or its Subsidiaries related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Companies or any Subsidiary do not violate any such agreements or arrangements known to the Companies.

    2.18  Contracts.  Except for contracts, commitments, plans, agreements and
          ---------
licenses described in Schedule 2.18 attached hereto (true and complete copies of
                      -------------
which have been delivered to Buyer) and excluding Laundry Leases, neither Company nor any of its Subsidiaries is a party to or subject to:

          (a) Any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) Any employment contract, consulting contract or contract for services which is not terminable within thirty (30) days by the relevant Company or a Subsidiary without liability for any penalty or severance payment;

          (c) Any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

          (d) Any other contracts or agreements creating any obligations of either Company or any of its Subsidiaries of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

          (e) Any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (f) Any contract or agreement which by its terms does not terminate or is not terminable without penalty by the relevant Company or a Subsidiary or their successors within one (1) year after the date hereof;

          (g) Any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

          (h) Any contract with any sales agent or distributor of products of either Company or any of its Subsidiaries;

          (i) Any contract containing covenants limiting the freedom of either Company or any of its Subsidiaries to compete in any line of business or with any person or entity;

          (j) Any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000, whether or not such purchase is in the ordinary course of business;

          (k)   Any license agreement (as licensor or licensee);

          (l) Any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

          (m) Any contract or agreement with any officer, employee, director or stockholder of either Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them; or

          (n) Any contract, agreement or understanding whether in writing or otherwise for either Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (m) above.

     Neither Company nor any of its Subsidiaries individually or in the aggregate is in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would constitute a default.

    2.19  Litigation.  Schedule 2.19 attached hereto lists all currently pending
          ----------   -------------
litigation and governmental or administrative proceedings or investigations to which either Company or any of its Subsidiaries is a party. Except for matters described in Schedule 2.19 attached hereto, there is no litigation or
             -------------
governmental or administrative proceeding or investigation pending or, to the knowledge of the Companies and the Stockholders, threatened against either Company or any of its Subsidiaries or their affiliates (including, without limitation, directors and officers) which may have, either individually or in the aggregate, a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.19 attached hereto sets forth a description of the
               -------------
matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

    2.20  Compliance with Laws.  Except as set forth in Schedule 2.20 attached
          --------------------                          -------------
hereto, each Company and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal or foreign entity, agency, court or other governmental authority applicable to it or to the conduct of its business, and neither Company nor any of its Subsidiaries has received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole, and neither Company nor any of its Subsidiaries has received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

    2.21  Insurance.  The physical properties, assets, business, operations,
          ---------
employees, officers and directors of each Company and each of its Subsidiaries are insured to the extent disclosed in Schedule 2.21 attached hereto, and all
                                       -------------
such insurance policies and arrangements are disclosed in said Schedule. There is no claim by either Company or any of its Subsidiaries pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Said insurance policies and arrangements are in full force and effect, all premiums due with respect thereto are currently paid, and each Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Companies and their Subsidiaries and is sufficient for compliance by each Company and each of its Subsidiaries with all requirements of law and all agreements and leases to which such Company or any of its Subsidiaries is a party.

    2.22  Warranty or Other Claims.  There are no existing or threatened product
          ------------------------
liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against either Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.22 hereto. No
                                                     -------------
claim has been asserted against either Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

    2.23  Powers of Attorney.  Neither Company, any Subsidiary nor any
          ------------------
Stockholder has any outstanding power of attorney.

    2.24  Finder's Fee.  Neither Company nor any of its Subsidiaries has
          ------------
incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

    2.25  Permits; Burdensome Agreements.  Schedule 2.25 lists all material
          ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for each Company and each of its Subsidiaries to conduct its business. Each Company and each of its Subsidiaries has obtained all such Approvals, which are valid and in full force and effect, and is operating in material compliance therewith. Except as disclosed in Schedule 2.25 or in any
                                                       -------------
other Schedule
hereto, neither Company nor any of its Subsidiaries is subject to or bound by any agreement, judgment, decree or order which may have, either individually or in the aggregate, a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole. Schedule 2.25 lists all registrations,
                                          -------------
certifications and similar approvals necessary or customary in the Companies' business for use in the manufacture, marketing, maintenance, leasing, sales and distribution of the Companies' and their Subsidiaries' products and services.

    2.26  Corporate Records; Copies of Documents.  The corporate record and
          --------------------------------------
minute books of each Company and each of its Subsidiaries accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of each Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. Each Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

    2.27  Transactions with Interested Persons.  Except as set forth in Schedule
          ------------------------------------                          --------
2.27 attached hereto, neither Company, any of its Subsidiaries, any Stockholder,
----
officer, supervisory employee or director of either Company or Subsidiary nor, to the knowledge of the Companies and the Stockholders, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of either Company or any Subsidiary, or any organization which has a material contract or arrangement with either Company or any of its Subsidiaries. Except as set forth in Schedule
                                                                        --------
2.27 attached hereto, there are no loans, leases or other continuing
----
transactions between either Company or any Subsidiary and any present, or former, stockholder, director, officer or employee or, to the knowledge of the Companies and the Stockholders, any member of such stockholder's, director's, officer's or employee's immediate family, or any business organization controlled by any such stockholder, director, officer, employee or his or her immediate family.

    2.28  Employee Benefit Programs.  Schedule 2.28 lists every Employee Program
          -------------------------   -------------
(as defined below) that has been maintained (as defined below) by either Company or any of their Subsidiaries at any time during the three-year period ending on the Closing Date.

          (a) Each Employee Program which has ever been maintained by either Company or any of its Subsidiaries and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

          (b) Neither Company nor any Stockholder knows or has reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by either Company or any of its Subsidiaries. With respect to any Employee Program ever maintained by either Company or any of its Subsidiaries, there has occurred no "prohibited transaction," as defined in
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to either Company, any Subsidiary or Buyer. No litigation, arbitration, governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. No Employee Program has any material unfunded or underfunded obligation to provide benefits to any past, current or future participant therein.

          (c) Neither Company, any Subsidiary nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

          (d) With respect to each Employee Program maintained by either Company or any Subsidiary within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

          (e)  For purposes of this Section:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries.

               (iii) An entity is an "Affiliate" of a Company or a Subsidiary if it would have ever been considered a single employer with such Company or any of its Subsidiaries under ERISA Section 4001(b) or part of the same "controlled group" as such Company or any of its Subsidiaries for purposes of ERISA Section 302(d)(8)(C).

               (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

    2.29  Environmental Matters.
          ---------------------

          (a)   Except as set forth in Schedule 2.29 attached hereto, (i)
                                       -------------
neither Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released or disposed of at any site presently or formerly owned, operated, leased or used by either Company or any of its Subsidiaries, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased or used by either Company or any of its Subsidiaries for treatment, storage or disposal at any other place; (iv) neither Company nor any of its Subsidiaries presently owns, operates, leases or uses, nor has it previously owned, operated, leased or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery or equipment owned, operated, leased or used by either Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

          (b)   Except as set forth in Schedule 2.29 attached hereto, (i)
                                       -------------
neither Company nor any of its Subsidiaries has any material liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) each Company and each of its Subsidiaries, any property owned, operated, leased or used by any of them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) neither Company nor any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither Company nor any of its Subsidiaries has any reason to believe that any of the items enumerated in clause (iii) of this Subsection will be forthcoming.

          (c)   Except as set forth in Schedule 2.29 attached hereto, no site
                                       -------------
owned, operated, leased or used by either Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) The Companies have provided to Buyer copies of all documents, records, and information available to the Companies or any of their Subsidiaries concerning any environmental or health and safety matter relevant to either Company or any of its Subsidiaries, whether generated by either Company, its Subsidiaries or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2.29, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance or by-law at the foreign, federal, state or local level, whether existing as of the date hereof, previously enforced or subsequently enacted; and (iv) "Company" shall mean and include both Companies, each of their respective Subsidiaries and all other entities for whose conduct either Company or any of its Subsidiaries is or may be held responsible under any Environmental Law.

    2.30  List of Directors and Officers.  Schedule 2.30 attached hereto
          ------------------------------   -------------
contains a true and complete list of all current directors and officers of each Company and each of its Subsidiaries. In addition, Schedule 2.30 attached
                                                    -------------
hereto contains a list of all managers, employees and consultants of each Company and any Subsidiary who, individually, have received or are scheduled to receive compensation from either Company or any of its Subsidiaries for the year ending December 31, 1997, in excess of $50,000. In each case, such Schedule includes the current job title and aggregate annual compensation of each such individual.

    2.31  Employees; Labor Matters.  The Companies and their Subsidiaries employ
          ------------------------
a total of approximately 96 full-time employees and 2 part-time employees and generally enjoy good employer-employee relationships. The Companies and their Subsidiaries do not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for a Company or any of its Subsidiaries less than six (6) of the last twelve (12) months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date. Neither Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 2.31. Neither Company nor any Subsidiary has any policy,
         -------------
practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. Each Company and each of its Subsidiaries is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or threatened against or involving either Company or any of its Subsidiaries. No question concerning representation exists respecting any employees of either Company or any of its Subsidiaries. There are no grievances, complaints or charges that have been filed against either Company or any of its Subsidiaries under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by either Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. Each Company and each of its Subsidiaries is, and at all times since its organization has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

    2.32  Non-Foreign Status.  Neither Company nor any of its Subsidiaries is a
          ------------------
"foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

    2.33  Backlog.  As of the date hereof, each Company and each of its
          -------
Subsidiaries has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by such Company or any Subsidiary, as set forth in Schedule 2.33.
                            -------------

    2.34  Customers, Distributors and Suppliers.  Schedule 2.34 sets forth any
          -------------------------------------   -------------
customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than 1% of the sales of the Companies and their Subsidiaries on a consolidated basis for the twelve (12) months ended December 31, 1997 (collectively, the "Customers and Distributors").

Schedule 2.34 lists all of the suppliers of each Company and each of its
-------------
Subsidiaries to whom during the year ended December 31, 1997, the Companies or any of their Subsidiaries made payments aggregating $50,000 or more, showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of each Company and each of its Subsidiaries with its Customers, Distributors and Suppliers are good commercial working relationships. No Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated its relationship with either Company or any Subsidiary, or has during the last twelve (12) months decreased materially its services, supplies or materials to either Company or any such Subsidiary or its usage or purchase of the services or products of either Company or any Subsidiary, nor to the knowledge of the Companies, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

    2.35  Transfer of Shares.  No holder of stock of either Company or any
          ------------------
Subsidiary has at any time transferred any of such stock to any employee of either Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to either Company or any Subsidiary by said employee.

    2.36  Stock Repurchase.  Except as set forth in Schedule 2.36, neither
          ----------------                          -------------
Company nor any Subsidiary has redeemed or repurchased any of its capital stock.

    2.37  Disclosure.  The representations, warranties and statements contained
          ----------
in this Agreement and in the Certificates, Exhibits and Schedules delivered by the Companies and its Subsidiaries pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts which presently or may in the future have a Material Adverse Effect on the Companies and their Subsidiaries taken as a whole which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Companies and their Subsidiaries operate.

    2.38  Commission Payments.  Schedule 2.38 attached hereto lists each
          -------------------   -------------
obligation or commitment, whether current or future, of Amerivend to make guaranteed commission, prepaid rent, laundry room renovations or similar payments under any Laundry Lease or other contract, including the Laundry Lease or contract which requires each such payment, the due date of each such payment and the amount of each such payment. The aggregate amount of revenues which Amerivend would otherwise be entitled to receive but that they are obligated to pay over to the landlords prior to the revenue sharing arrangements set forth in the applicable Laundry Lease becoming available to Amerivend is less than $90,000.

 SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
 --------------------------------------------------------------

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from Amerivend or any Subsidiary with respect to the breach of any representation or warranty hereunder.

    3.01  Amerivend Shares.  Such Stockholder owns of record and beneficially
          ----------------
the number of Amerivend Shares set forth opposite such Stockholder's name in

Exhibit A attached hereto.  Such Amerivend Shares are, and when delivered by
---------
such Stockholder to Buyer pursuant to this Agreement will be, duly authorized, validly issued, fully paid, nonassessable and free and clear of any and Encumbrances and restrictions on transfer, under Article 8 of any applicable state version of the Uniform Commercial Code, including but not limited to Massachusetts, Florida and Georgia, or otherwise, except restrictions on transferability under applicable securities laws.

    3.02  Authority.  Such Stockholder has full right, authority, power and
          ---------
capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument constitute, or when executed and delivered will constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with their respective terms, and such Stockholder has full power and authority to transfer, sell and deliver the Amerivend Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any federal, state or local laws applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any Encumbrance on any assets of either Company or any Subsidiary or on the Amerivend Shares owned by such Stockholder.

    3.03  Finder's Fee.  Such Stockholder has not incurred or become liable for
          ------------
any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

    3.04  Agreements.  Each such Stockholder who is employed by either Company
          ----------
or any Subsidiary is not a party to any non-competition, trade secret or confidentiality agreement with any party other than a Company or a Subsidiary. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of either Company or any Subsidiary or to such Stockholder's rights and obligations as a stockholder, director or officer of either Company or any Subsidiary. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of either Company or any Subsidiary, or any organization which has a contract or arrangement with either Company or any Subsidiary. Such Stockholder has not at any time transferred any of the stock of either Company or any Subsidiary held by or for such holder to any employee of either Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to either Company or any Subsidiary by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving either Company or any Subsidiary to which such Stockholder is a party.


 SECTION 4.  COVENANTS OF THE COMPANIES AND THE STOCKHOLDERS.
 ------------------------------------------------------------

    4.01  Making of Covenants and Agreements.  Each Company and the Stockholders
          ----------------------------------
jointly and severally hereby make the covenants and agreements set forth in this
Section 4 and
the Stockholders agree to cause each Company and its Subsidiaries to comply with such agreements and covenants.

    4.02  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Closing Date, each Company and each of its Subsidiaries will:

          (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $50,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business, except that Amerivend may distribute to its stockholders its interest in the partnership which owns property in Crested Butte, Colorado (the "Partnership Distribution");

          (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Incorporation, by-laws or similar organizational documents or authorized or issued capital stock or ownership interests;

          (e) Except for the Partnership Distribution, refrain from (i) declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or ownership interests, (ii) making any direct or indirect redemption, purchase or other acquisition of its stock or ownership interests or (iii) issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class thereof;

          (f) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors, or granting any severance or termination pay to, or entering into or amending any employment, severance or other agreement or arrangement with, any of its directors, officers or other employees, or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

          (g) Refrain from (i) prepaying any loans (if any) from its stockholders, officers or directors or any company affiliated with any of the foregoing, including each of Southeast and Amerivend, (ii) making any change in its borrowing arrangements, (iii) modifying, amending or terminating any of its contracts except in as specifically provided in this Agreement and except with respect to Laundry Leases in the ordinary course of business or (iv) waiving, releasing or assigning any material rights or claims, except that Amerivend may pay the Southeast Receivable;

          (h) Refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (i) Pay all accounts payable in the ordinary course of business and in a manner consistent with past practice and in any event within 60 days unless they are being disputed in good faith;

          (j) Use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

          (k) Use its best efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

          (l) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.21 attached
                                                       -------------
hereto or equivalent insurance with any substitute insurers approved in writing by Buyer;

          (m) Permit Buyer and its authorized representatives to have full access to all its properties, assets, contracts, books, tax returns, records, accounting, financial and other business files and information and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request;

          (n) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions; and

          (o) provide monthly aging reports of accounts receivables and monthly financial statements, including a balance sheet as of month-end and a monthly income statement, as soon as practicable but not later than 21 days after the last day of each month.

    4.03  Consents.  Prior to the Closing Date, each Company, each of its
          --------
Subsidiaries and the Stockholders shall make all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and each Company and the Stockholders shall obtain all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of each Company and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

    4.04  Notice of Default.  Promptly upon the occurrence of, or promptly upon
          -----------------
either Company or any Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such Company or such Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Companies or the Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Companies or the Stockholders shall give detailed written notice thereof to Buyer and the Companies and the Stockholders shall use their best efforts to prevent or promptly remedy the same.

    4.05  Consummation of Agreement.  Each Company and each Stockholder shall
          -------------------------
use its or his best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and board of directors.

    4.06  Cooperation of the Companies and the Stockholders.  Each Company and
          -------------------------------------------------
each of the Stockholders shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

    4.07  No Solicitation of Other Offers.  Unless and until this Agreement
          -------------------------------
shall have been terminated, neither either Company nor any of the Stockholders shall, nor shall the Company permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, either Company, any merger or business combination with either Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of either Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Companies will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to either Company or for access to the properties, books and records of either Company, and will promptly reject any such offer or request.

    4.08  Confidentiality.  The Companies and the Stockholders agree that,
          ---------------
unless and until the Closing has been consummated, each Company, its Subsidiaries, its officers, directors, agents and representatives and the Stockholders will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Companies, any Subsidiary or the Stockholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, each Company, its Subsidiaries and the Stockholders will return to Buyer (or certify that they have destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to the Companies, its Subsidiaries or the Stockholders in connection with the transactions.

    4.09  Tax Returns.  The Stockholders shall cooperate with Buyer to permit
          -----------
Amerivend in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by Amerivend with respect to taxable periods ending on or before the Closing.

    4.10  Filing Cooperation.  Each Company and the Stockholders shall cooperate
          ------------------
with Buyer and it agents in connection with any filings to be made by Buyer, including, without limitation, filings under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), (ii) the Securities Act or (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall furnish all information required in connection therewith. Such cooperation shall include, but not be limited to, obtaining any consent to inclusion of each Company's financial statements and the audit reports with respect thereto in any filing made pursuant to any federal or state securities laws (and any public disclosure related thereto), whether before or after the Closing. The Stockholders acknowledge and agree that they have provided this Section of this Agreement to the Companies' outside accountants and have obtained assurances that such accountants will provide such consent.

    4.11  No Transfer of Securities.  Unless and until this Agreement shall have
          -------------------------
been terminated in accordance with its terms, no Stockholder shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the capital stock of either Company (including any options in respect thereof), nor shall any Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any such securities.

    4.12  Use of Trade Name.  After the Closing Date, neither Southeast nor any
          -----------------
Stockholder, nor any person controlling, controlled by or under common control with Southeast or any Stockholder will for any reason, directly or indirectly, for itself or any other person, (a) use the name "Amerivend" or (b) use or disclose any trade secrets, confidential information, know-how, proprietary information or other intellectual property of Southeast transferred pursuant to this Agreement. On the Closing Date, Southeast will file with the Georgia Secretary of State a charter amendment changing its name such that it does not include the word "Amerivend."

    4.13  Updating of Information.  Not later than the Closing Date, the
          -----------------------
Companies and the Stockholders will deliver to Buyer information necessary to update the Schedules hereto and the lists, documents and other information furnished to Buyer as contemplated by this Agreement, in all cases consistent with the terms of this Agreement.

    4.14  2451 Brickell Avenue.  To the extent that Amerivend does not have
          --------------------
good and valid title to the laundry room located at 2451 Brickell Avenue, Miami, Florida, free and clear of any and all Encumbrances, Amerivend and the Stockholders shall take such actions as are necessary to cause Amerivend to obtain such title prior to the Closing.


 SECTION 4A.  CERTAIN TAX MATTERS.
 ---------------------------------

      4A.01    Section 338(h)(10) Election.
               ---------------------------

          (a) The Stockholders and Buyer shall jointly make, and the Stockholders shall cause the beneficiaries of the Pulver Trust and any other person required for a valid election to make, (i) the joint election provided for in Section 338(h)(10) of the Code and Treasury Regulation (S) 1.338(h)(10)- 1(d) (the "Section 338 Regulations") with respect to Amerivend and (ii) such other similar elections, if any, under the laws of any state or local jurisdiction analogous to the election provided for in Section 338(h)(10) of the Code (the elections described in (i) and (ii) collectively, the "Section 338 Elections"). The Stockholders and Buyer shall comply fully with all filing and other requirements necessary to effectuate the Section 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any tax returns required to be filed in connection with the making of the Section 338 Elections, including the exchange of information and the joint preparation and filing of IRS Form 8023-A and related schedules. Except for the tax imposed by Section 1374 of the Code, the Stockholders will pay any Taxes attributable to the Section 338 Elections and will indemnify Buyer in accordance with Section 10.01 against any adverse consequences arising out of any failure to pay such Taxes.

          (b) At or prior to the Closing, Buyer and the Stockholders shall jointly allocate the deemed sale price for the assets of Amerivend as determined under Section 338 among the assets of Amerivend, which allocation shall be set forth in Schedule 4A attached hereto, provided that Buyer and the Stockholders
         -----------
agree that between $6,700,000 and $7,000,000 of such deemed sale price shall be allocated to assets of Amerivend which are depreciable for federal income tax purposes. Such allocation shall be binding upon Buyer and the Stockholders for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and each Stockholder further agrees to file their Federal income tax returns, any other tax returns, and any other reports required by the Code, in accordance with said Schedule 4A and the
                                                      -----------
foregoing.

          (c) Mr. Pulver, directly or through his designated representatives and at his expense, shall have the right to, and Buyer agrees to take such reasonable measures as may be necessary to permit Mr. Pulver or his designated representatives to, actively participate in the currently pending audit of Amerivend's and Mr. Pulver's 1993 and 1994 federal income tax returns (the "Audit"). Mr. Pulver further agrees not to concede, compromise or settle any issue which may arise in connection with the Audit which could, directly or indirectly, give rise to a tax deficiency against which (i) Buyer has agreed to indemnify Mr. Pulver, without the prior consent of Buyer or (ii) could adversely affect Buyer in any way. Buyer agrees to permit Mr. Pulver, directly or through his designated representatives and at his expense, to exclusively control all stages of all administrative or judicial proceedings relating to the Audit provided that such actions do not have any adverse impact on Buyer; provided, however, that Buyer shall have the right to participate in such administrative or judicial proceedings, and Mr. Pulver agrees at all times to notify Buyer of any significant developments with respect thereto.


SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.
----------------------------------------------------

    5.01  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Companies and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Companies and the Stockholders contained in this Section 5.

    5.02  Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

    5.03  Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

     (A) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer; and

     (B) does not and will not violate any federal, state or local laws applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made.

    5.04  Litigation.  There is no litigation pending or, to Buyer's knowledge,
          ----------
threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

    5.05  Finder's Fee.  Buyer has not incurred or become liable for any
          ------------
broker's commission or finder's fee which would be payable by any Stockholder or either Company relating to or in connection with the transactions contemplated by this Agreement.


SECTION 6.  COVENANTS OF BUYER.
-------------------------------

    6.01  Making of Covenants and Agreements.  Buyer hereby makes the covenants
          ----------------------------------
and agreements set forth in this Section 6.

    6.02  Confidentiality.  Buyer agrees that, unless and until the Closing has
          ---------------
been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Companies or the Stockholders with respect to the business or financial condition of the Companies and its Subsidiaries except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in the industries of the Companies and its Subsidiaries or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return to the Companies (or certify that it has destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to Buyer in connection with the transactions. Notwithstanding the foregoing, Buyer shall be permitted to disclose such information about the Companies, their Subsidiaries, the Stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act, the Exchange Act or New York Stock Exchange rules.

    6.03  Consents.  Buyer shall make all filings with and notifications of
          --------
governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and Buyer shall obtain all authorizations, waivers, consents and permits, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

    6.04  Consummation of Agreement.  Buyer shall use its best efforts to
          -------------------------
perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.


 SECTION 7.  CONDITIONS.
 -----------------------

    7.01  Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)   Representations; Warranties; Covenants.  Each of the
                --------------------------------------
representations and warranties of the Companies and the Stockholders contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and each Company and each of the Stockholders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (b)   No Material Change.  There shall have been no change in the
                ------------------
financial condition, prospects, properties, assets, liabilities, business or operations of either Company or any Subsidiary since the date hereof which has resulted in or is reasonably likely to result in a Material Adverse Effect on the Companies and theirs Subsidiaries taken as a whole, whether or not in the ordinary course of business.

          (c)   Net Worth.  Immediately prior to giving effect to the
                ---------
transactions contemplated by this Agreement, the consolidated net worth of Amerivend (total assets minus total liabilities determined in accordance with GAAP) at the Closing Date shall not be less than $4,691,503, which the parties hereto agree was the consolidated net worth of Amerivend at December 31, 1996.

          (d)   Certificate from Officers.  The Stockholders shall have
                -------------------------
delivered to Buyer a certificate signed by each Stockholder and by each Company's President and Chief Financial Officer or Treasurer dated as of the Closing Date to the effect that the statements set forth in paragraphs (a), (b) and (c) above are true and correct.

          (e)   Approval of Buyer's Counsel.  All actions, proceedings,
                ---------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP, as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions and documents in form satisfactory to such counsel, as Buyer may reasonably require from the Companies and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Companies and the Stockholders and the fulfillment of their respective covenants.

          (f)   Opinion of Counsel.  On the Closing Date, Buyer shall have
                ------------------
received from the Law Offices of Stephen L. Vinson, Jr., P.A., counsel for the Companies and the Stockholders, an opinion as of said date, in the form attached hereto as Exhibit C.
          ---------

          (g)   No Litigation.  There shall have been no determination by Buyer,
                -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, either Company, any Subsidiary or any Stockholder.

          (h)   Consents.  Each Company and the Stockholders shall have made all
                --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Companies, their Subsidiaries or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Companies and their

Subsidiaries by Buyer subsequent to the Closing. The Companies, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, the landlord of Amerivend's office space in Orlando, Florida, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Companies and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

          (i)   Hart-Scott-Rodino.  All required filings under the Hart-Scott-
                -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (j)   Non-Competition Agreement. Mr. Pulver shall have executed and
                -------------------------
delivered to Buyer a Non-Competition Agreement in substantially the form of

Exhibit D attached hereto.
---------

          (k)   FIRPTA Withholding.  At or prior to the Closing, Buyer shall
                ------------------
have received from each Stockholder a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code in the form attached hereto as Exhibit E.
                               ---------

          (l)   Employee Programs.  Amerivend shall have taken all steps
                -----------------
under the relevant documents and applicable law to maintain the qualification of each Employee Program of Amerivend identified in Schedule 2.28 notwithstanding
                                                 -------------
the purchase of the Amerivend Shares by Buyer.

          (m)   Resignations.  Amerivend shall have delivered to Buyer
                ------------
resignations (in their respective capacities as directors and officers, but not as employees) of all of the directors of Amerivend and of such officers of Amerivend as may be requested by Buyer at least five (5) days prior to the Closing, such resignations to be effective at the Closing.

          (n)   Releases.  Amerivend shall have delivered to Buyer general
                --------
releases signed by each Stockholder and by each officer and director of Amerivend and each of its Subsidiaries of all claims which any of them have against Amerivend, any Subsidiary and Buyer in the form attached hereto as Exhibit F.
---------

          (o)    Real Estate.  Buyer and Mr. Pulver shall have entered into, and
                 -----------
Mr. Pulver shall cause any co-owners of any of the Pulver Real Estate to enter into, mutually satisfactory documentation providing for the purchase by Buyer from Mr. Pulver (and any co-owners) of the real property, together with buildings and improvements thereon, owned by Mr, Pulver at 4101 SW 73rd Avenue, Miami, Florida 33155 (the "Miami Property"), 5411 Boran Place, Tampa, Florida 33610 (the "Tampa Property" and 7105 Oakridge Parkway, Ausell, Georgia 30168-5832 (the "Ausell Property") and, together with the Miami Property and the Tampa Property, the "Pulver Real Estate") for cash purchase prices equal to either, in Buyer's sole discretion, (A) $900,000 for the Miami Property, $385,000 for the Tampa Property and the appraised value for the Ausell Property determined by reference to the appraisal report currently being prepared by NationsBank of Florida, N.A. (each, a "NationsBank Appraised Value") or (B) the average of the NationsBank Appraised Value for a property and the appraised value of such property determined by reference to an appraisal by a second qualified real estate appraiser engaged by Buyer (each, an "Average Appraised Value"). If the purchase of one or more of the properties comprising the Pulver Real Estate cannot be consummated by the Closing Date, then, until the closing of such purchase can occur, Amerivend (or Buyer, as its successor) and Mr. Pulver will continue to operate under the terms of the existing lease(s) to which they are parties with respect to such property or properties (the "Existing Leases"). In addition, in the event that Buyer cannot obtain a written commitment to issue a title insurance policy and survey with respect to any property comprising the Pulver Real Estate, which title commitment and survey shows (i) the state of title to such property to be as represented in this Agreement, (ii) no exceptions for gaps in the chain of title, (iii) no Encumbrances, encroachments or title defects, and (iv) no violations of any applicable zoning or other ordinance, statute, rule or regulation, which violation could materially impair the use of such property by Buyer, then Buyer shall not be obligated to purchase such property and Amerivend (or Buyer, as its successor) and Mr. Pulver will continue to operate under the terms of the Existing Lease with respect to such property.

          (p)   Clearwater Lease.  Amerivend and Mr. Pulver shall have
                ----------------
terminated the lease by Amerivend of Mr. Pulver's condominium in Clearwater, Florida, and Amerivend and Buyer shall have been released from all obligations thereunder, all pursuant to documentation in form and substance satisfactory to Buyer.

          (q)   Release of Liens.  All Encumbrances on the assets of Amerivend
                ----------------
and the Southeast Assets shall have been terminated and released (other than the non-monetary judgments described under Item 5 on Schedule 2.05 attached hereto)
                                                 -------------
and Buyer shall have received UCC-3 termination statements and such other documents evidencing such terminations.

          (r)   Parachute Payments.  Amerivend shall have paid $1,000,000 to
                ------------------
each of John A. Manfrediz and Karen G. Sylvester pursuant to Section 3.C of their respective employment agreements with Amerivend, each of Mr. Manfrediz and Ms. Sylvester shall have released Amerivend and Buyer from all obligations under such Section and each such employment agreement shall be amended as of the Closing to delete such Section, all pursuant to documentation in form and substance satisfactory to Buyer.

          (s)   Payoff Letters.  Amerivend shall have delivered to Buyer payoff
                --------------
letters with respect to the indebtedness described on Schedule 1.03 attached
                                                      -------------
hereto.

          (t)   Asset Transfer.  Southeast shall have delivered to Buyer the
                --------------
bills of sale, assignments, and other instruments of transfer and assignment in accordance with the provisions hereof, transferring to Buyer all of Southeast's right, title and interest in and to the Southeast Assets, free and clear of all Encumbrances.

          (u)   Retainer Agreement.  Amerivend and Stephen L. Vinson, Jr., P.A.
                ------------------
shall have terminated the Professional Services Agreement to which they are parties and entered into a new agreement, in form and substance reasonably satisfactory to Buyer, which may be terminated by Amerivend on and after December 31, 1998 without any payment or penalty.

          (v)   Escrow Agreement.  The Escrow Agreement shall have been executed
                ----------------
and delivered by the parties thereto.

    7.02  Conditions to Obligations of the Companies and the Stockholders.  The
          ---------------------------------------------------------------
obligations of the Companies and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)   Representations; Warranties; Covenants.  Each of the
                --------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to the Companies and the Stockholders a certificate of the President or any Vice President of Buyer dated the Closing Date to such effect.

          (b)   Approval of the Companies' Counsel.  All actions, proceedings,
                ----------------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by the Law Offices of Stephen L. Vinson, Jr., P.A., as counsel for the Companies and the Stockholders, and such counsel shall have received on behalf of the Companies and the Stockholders such other certificates, opinions and documents in form satisfactory to such counsel, as the Companies may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

          (c)   No Litigation.  There shall have been no determination by the
                -------------
Companies, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, either Company, any Subsidiary or any Stockholder.

          (d)   Hart-Scott-Rodino.  All required filings under the Hart-Scott-
                -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (e)   Non-Competition Agreement.  Buyer shall have executed and
                -------------------------
delivered to Mr. Pulver a Non-Competition Agreement in substantially the form of

Exhibit D attached hereto.
---------

          (f)   Real Estate.  Buyer and Mr. Pulver shall have entered into
                -----------
mutually satisfactory documentation providing for the purchase by Buyer from Mr. Pulver of the Pulver Real Estate for cash purchase prices equal to either, in Buyer's sole discretion, (A) the NationsBank Appraised Values or (B) the Average Appraised Values. If the purchase of one or more of the properties comprising the Pulver Real Estate cannot be consummated by the Closing Date, then, until the closing of such purchase can occur, Amerivend (or Buyer, as its successor) and Mr. Pulver will continue to operate under the terms of the Existing Lease(s) with respect to such property or properties.

          (g) The Escrow Agreement shall have been executed and delivered by the parties thereto.


SECTION 8.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
--------------------------------------------------------

    8.01  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

               (i) by mutual written consent of all of the parties to this Agreement;

               (ii) by Buyer, provided that Buyer is not in material breach of this Agreement, (A) if either Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after Buyer shall have given written notice of such breach to Amerivend and, if applicable, such Stockholder, (B) if either Company or any Stockholder shall have explicitly or by conduct repudiated this

Agreement and such repudiation shall have remained uncured for a period of five
(5) business days after Buyer shall have given written notice thereof to Amerivend and, if applicable, such Stockholder, or (C) if at or prior to Closing, any of the conditions in Section 7.01 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance;

               (iii) by Amerivend, provided that neither Company nor any of the Stockholders is in material breach of this Agreement, (A) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after Amerivend shall have given written notice of such breach to Buyer, (B) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after Amerivend shall have given written notice thereof to Buyer, or (C) if at or prior to Closing, any of the conditions in
Section 7.02 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of either Company or any Stockholder) and Amerivend shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

               (iv) by Buyer or Amerivend, if the Closing has not occurred on or before April 30, 1998.

    8.02  Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 8.01; provided, however, that (i)
                                                     --------  -------
the provisions of this Section 8, Section 4.08, Section 6.02 and Section 11 hereof shall survive any termination of this Agreement, (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, and (iii) any party may proceed as further set forth in Section 8.03 below.

    8.03  Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding, if any of the conditions specified in Section 7.01 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 7.02 hereof have not been satisfied, the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 9.  SURVIVAL
---------------------

    9.01  Survival of Warranties.  Each of the representations, warranties,
          ----------------------
agreements, covenants and obligations herein or in any Schedule, Exhibit, Certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


SECTION 10.  INDEMNIFICATION
----------------------------

    10.01 Indemnification by Southeast and the Stockholders.  Southeast and the
          -------------------------------------------------
Stockholders jointly and severally agree subsequent to the Closing to indemnify and hold Amerivend, each Subsidiary, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually, a "Buyer Indemnified Party" and, collectively, the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) Fraud, intentional misrepresentation or a deliberate or willful breach by either Company or any Stockholder of any of their representations, warranties or covenants under this Agreement or in any Certificate, Schedule or Exhibit delivered pursuant hereto;

          (b) Any other breach of any representation, warranty or covenant of either Company or any Stockholder under this Agreement or in any Certificate, Schedule or Exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations, warranties or covenants;

          (c) Any liability of Amerivend or any Subsidiary for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or reserved against by Amerivend in the Base Balance Sheet, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by Amerivend or a Subsidiary; provided, however, that neither Southeast nor the Stockholders shall have any obligation under this Section 10.01(c) for any Taxes imposed by Section 1374 of the Code which arise by virtue of any election under Section 338(h)(10) of the Code; and

          (d)   Any liability of Southeast.

    10.02 Limitations on Indemnification by Southeast and the Stockholders.
          ----------------------------------------------------------------
Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 10.01 shall be subject to the following provisions:

          (a) No indemnification shall be payable pursuant to Subsection 10.01(b) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.01 shall exceed $25,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof; and

          (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims under Subsection 10.01(b) which are asserted after the date which is eighteen (18) months after the Closing Date (the "Expiration Date"); provided that (i) if on or prior to the Expiration Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Subsection 10.01(b) and a Buyer Indemnified Party shall have given written notice to the Stockholders of such facts known by such Buyer Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of and (ii) claims under Subsection 10.01(b) for indemnification for Taxes or environmental matters or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters or environmental matters may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim.

     The limitations contained in this Subsection 10.02 shall not apply to the indemnification obligations of Southeast and the Stockholders arising under Subsections 10.01(a) and 10.01(c).

    10.03 Indemnification by Buyer.  Buyer agrees to indemnify and hold
          ------------------------
Southeast and the Stockholders (individually, each a "Stockholder Indemnified Party" and, collectively, the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon (a) any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any Certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting such a breach and (b) any Taxes imposed by Section 1374 of the Code which arise by virtue of any election under Section 338(h)(10) of the Code.

      10. Limitation on Indemnification by Buyer.  Notwithstanding the
          --------------------------------------
foregoing, the right of Stockholder Indemnified Parties to indemnification under
Section 10.03 shall be subject to the following provisions:

          (a) No indemnification pursuant to Section 10.03(a) shall be payable to any Stockholder Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.03 shall exceed $25,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof; and

          (b) No indemnification shall be payable to any Stockholder Indemnified Party with respect to claims under Section 10.03(a) above which are asserted after the Expiration Date; provided that if on or prior to the Expiration Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Subsection 10.03(a) and a Stockholder Indemnified Party shall have given written notice to Buyer of such facts known by such Stockholder Indemnified Party at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of.

     The limitations contained in this Section 10.04 shall not apply to the indemnification obligations of Buyer arising under Section 10.03(b).

    10.05 Notice; Defense of Claims.  An indemnified party may make claims for
          -------------------------
indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third-party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third-party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third-party claim or liability at its own expense directly or through counsel; provided,
                                                                   --------
however, that if the named parties to the action or proceeding include both the
-------
indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third-party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

    10.06 Claims Against Indemnification Escrow.  In the event that a Buyer
          -------------------------------------
Indemnified Party sustains or incurs losses (including, without limitation, attorneys fees) for which it is entitled to indemnification from Southeast or the Stockholders under this Agreement, in addition to all other rights or remedies that such Buyer Indemnified Party may have (including the right to collect directly from Southeast or the Stockholders), such Buyer Indemnified Party shall be entitled to receive in cash from the Escrow Agent an amount equal to the losses (including, without limitation, attorneys fees), sustained or incurred by such Buyer Indemnified Party, in accordance with the Escrow Agreement.


 SECTION 11.  MISCELLANEOUS.
 ---------------------------

    11.01 Fees and Expenses.    Buyer shall pay its own expenses and costs
          -----------------
associated with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Each of Southeast and the Stockholders shall pay all of their fees and expenses and all fees and expenses of Amerivend in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, and no expenses of either Company or the Stockholders relating in any way to the transactions contemplated hereby, including, without limitation, legal, accounting or other professional expenses and any broker's commission or finder's fee, shall be charged to, paid by or reflected in any account of Amerivend, any Subsidiary or Buyer.

    11.02 Governing Law.  This Agreement shall be construed under and governed
          -------------
by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

    11.03 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                     Mac-Gray Corporation
--------                      22 Water Street
                              Cambridge, MA  02141
                              Fax:  (617) 492-5386
                              Attn: Chief Executive Officer


With a copy to:               Goodwin, Procter & Hoar LLP
                              Exchange Place
                              53 State Street
                              Boston, MA  02109
                              Fax: (617) 523-1231
                              Attn: Stuart M. Cable, Esq.


TO EITHER COMPANY             Gerald E. Pulver
---------------------         1865 Brickell Avenue
OR ANY STOCKHOLDER:           Apt. PH-5
---------------------         Miami, FL 33129
                              Fax:  (305) 858-6116


With a copy to:               Law Offices of Stephen L. Vinson, Jr., P.A.
                              1200 Brickell Avenue
                              Suite 1680
                              Miami, FL 33131
                              Fax:  (305) 375-9511
                              Attn: Stephen L. Vinson, Jr., Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

    11.04 Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including the letter of intent among Amerivend, Mac-Gray Corporation and Mr. Pulver dated February 18, 1998.

    11.05 Assignability; Binding Effect.  This Agreement shall only be
          -----------------------------
assignable by Buyer, whether in whole or in part, to an entity controlling, controlled by or under common control with Buyer upon written notice to the Companies and the Stockholders, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by either Company or the Stockholders without the prior written consent of Buyer.

This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

    11.06 Captions and Gender.  The captions in this Agreement are for
          -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

    11.07 Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

    11.08 Amendments.  This Agreement may not be amended or modified, nor may
          ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer, each Company and the Stockholders' Representative, or in the case of a waiver, the party waiving compliance.

    11.09 Publicity and Disclosures.  No press releases or public disclosure,
          -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer, the Companies and the Stockholders' Representative;

provided, however, that Buyer shall be permitted to disclose such information
--------  -------
about the Companies, their Subsidiaries, the Stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act, the Exchange Act or New York Stock Exchange rules; provided, further, that Buyer
                                               --------  -------
shall be permitted to make such press releases related to the execution of this Agreement as may be reasonably approved by the Stockholders' Representative.

    11.10 Consent to Jurisdiction.  Each of the parties hereby consents to
          -----------------------
personal jurisdiction, service of process and venue in the federal or state courts of The Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third-party claim subject to indemnification hereunder, in the court where such claim is brought.

    11.11 Specific Performance.  The parties agree that it would be difficult to
          --------------------
measure damages which might result from a breach of this Agreement by either Company or the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by either Company or the Stockholders, and Buyer does not elect to terminate under Section 8, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

    11.12 Bulk Sales Law.  Buyer hereby waives compliance by Southeast of any
          --------------
applicable bulk sales law and Southeast agrees to make full and prompt payment of all amounts owed by Southeast to its creditors. Southeast and Mr. Pulver, jointly and severally, agree (in addition to and independent of the indemnification obligations contained in Section 10) to indemnify and hold Buyer harmless from, and reimburse Buyer for, any loss, cost, expense, liability or damage (including reasonable counsel fees and disbursements and expenses) which Buyer may suffer or incur by virtue of the non-compliance by Southeast with such laws.


                                 [End of Text]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                    MAC-GRAY SERVICES, INC.



                                    By:  /s/ Stewart G. MacDonald, Jr.
                                         -------------------------------
                                         Name: Stewart G. MacDonald, Jr.
                                         Title:  Chief Executive Officer


                                    AMERIVEND CORPORATION



                                    By:  /s/ Gerald E. Pulver
                                         ----------------------
                                         Name: Gerald E. Pulver
                                         Title:  President


                                    AMERIVEND SOUTHEAST
                                      CORPORATION



                                    By:  /s/ Gerald E. Pulver
                                         ----------------------
                                         Name: Gerald E. Pulver
                                         Title:  President



                                      /s/ Gerald E. Pulver
                                      ----------------------
                                      Gerald E. Pulver


                                    GERALD E. PULVER GRANTOR
                                      RETAINED ANNUITY TRUST

                                    By:  NationsBank, N.A., as Trustee


                                    By:  /s/ Barry A. Givner
                                         ----------------------
                                         Name: Barry A. Givner
                                         Title:  Senior Vice President - Trust

                         List of Exhibits and Schedules
                         ------------------------------

Exhibit  A   List of Stockholders, Stockholdings and Consideration to be Paid
         B   Form of Indemnification Escrow Agreement
         C   Form of Opinion of Counsel for the Companies and the Stockholders
         D   Form of Non-Competition Agreement
         E   FIRPTA Representation
         F   Form of General Release


Schedule   1.02(a)(i)   Southeast Inventory
           1.02(a)(ii)  Southeast Equipment
           1.02(b)      Southeast Vehicles
           1.03         Indebtedness
           1.08         Southeast Allocation
           2.03         Voting Agreements, etc.
           2.04         Subsidiaries
           2.05         Liens, etc.
           2.06(a)      Real Property
           2.06(b)      Personal Property
           2.07         Laundry Leases
           2.08         Equipment
           2.09         Title
           2.10         Financial Statements
           2.11         Tax Disclosures
           2.12         Affiliated Accounts Receivable
           2.13         Inventories
           2.14         Absence of Changes
           2.16         Banking Arrangements
           2.17         Intellectual Property
           2.18         Contracts, etc.
           2.19         Litigation
           2.20         Compliance with Laws
           2.21         Insurance
           2.22         Warranty Claims
           2.25         Permit; Burdensome Agreements
           2.27         Transactions with Interested Persons
           2.28         Employee Benefit Programs
           2.29         Environmental Matters
           2.30         Officers and Directors
           2.31         Labor Matters
           2.33         Backlog
           2.34         Customers, Distributors and Suppliers
           2.36         Stock Repurchases
           4A           Amerivend Allocation

                                   EXHIBIT A
                                   ---------

       List of Stockholders, Stockholdings and Consideration to be Paid
       ----------------------------------------------------------------


============================================================
                                            Consideration
     Name of            Ownership of           Payable
   Stockholder         Company Shares          by Buyer
------------------------------------------------------------
 Gerald E. Pulver   382 Amerivend Shares       76.4% of
                                              Amerivend
                                           Purchase Price
------------------------------------------------------------
 Gerald E. Pulver
 Grantor Retained   118 Amerivend Shares       23.6% of
  Annuity Trust                               Amerivend
                                           Purchase Price
============================================================

                                   EXHIBIT B
                                   ---------

                                    FORM OF
                                    -------
                       INDEMNIFICATION ESCROW AGREEMENT
                       --------------------------------

     AGREEMENT made as of ____________, 1998 by and among Mac-Gray Services, Inc., a Delaware corporation ("Buyer"), Gerald E. Pulver and Gerald E. Pulver Grantor Retained Annuity Trust (together, the "Stockholders"), Gerald E. Pulver, as representative of the Stockholders, and not in his personal capacity (the "Stockholders' Representative"), and State Street Bank and Trust Company, as escrow agent (the "Escrow Agent").

     WHEREAS, Buyer, Amerivend Corporation, Amerivend Southeast Corporation and the Stockholders are parties to a Stock and Asset Purchase Agreement dated as of ____________, 1998 (the "Purchase Agreement");

     WHEREAS, Section 10 of the Purchase Agreement provides for the indemnification of Buyer in respect of the matters set forth in such section, subject to certain limitations;

     WHEREAS, pursuant to Section 1.03 of the Purchase Agreement, Buyer has agreed to deposit the sum of One Million Five Hundred Thousand Dollars ($1,500,000) with the Escrow Agent to hold, invest and deliver pursuant to this Agreement; and

     WHEREAS, the Escrow Agent is willing to enter into this Agreement and perform as required herein in consideration of the premises and the mutual obligations and promises contained in this Agreement on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

     1.   Appointment of the Escrow Agent; Stockholders' Representative.
          -------------------------------------------------------------

          (a) Buyer and the Stockholders' Representative hereby appoint and designate State Street Bank and Trust Company as Escrow Agent for the property described herein. The Stockholders' Representative shall serve as exclusive representative of the Stockholders with respect to the Escrow Fund and this Agreement.

          (b) By the execution and delivery of this Agreement, Seller and each of the Stockholders hereby irrevocably constitutes and appoints Gerald E. Pulver as his or its true and lawful agent and attorney-in-fact (the "Stockholders' Representative"), with full power of substitution to act in his or its name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to act on his or its behalf in any dispute, litigation or arbitration involving this Agreement, do or refrain from doing all such further acts and things, and execute all such documents as the Stockholders' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power to do or refrain from doing any further act or deed on behalf of the Stockholders which he deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement, as fully and completely as each Stockholder could do if personally present. The Stockholders' Representative hereby accepts such appointment.

     The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer and the Escrow Agent may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders' Representative on behalf of the Stockholders in all matters referred to herein. All actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to the Stockholders' Representative pursuant to this paragraph shall be conclusive and binding upon all of the Stockholders.

     The provisions of this paragraph are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each of the Stockholders.

     2.   Escrow Fund; Amounts Earned on Escrow Fund.
          ------------------------------------------

          (a) Buyer has herewith deposited with the Escrow Agent and the Escrow Agent acknowledges receipt of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Escrow Fund") to be held in a designated separate account of the Escrow Agent (the "Escrow Account"). The consideration deposited hereunder, inclusive of any earnings on the same, shall be referred to as the "Escrow Fund." The Escrow Fund shall be invested from time to time in Eligible Investments (as defined in Section 22) pursuant to (and as specified in) the written direction of the Stockholders' Representative received by the Escrow Agent (which direction shall include maturity terms selected by Buyer and the Stockholders' Representative, if applicable). In no instance shall the Escrow Agent have any liability for any loss on any such investment.

     3.   Amounts Earned on Escrow Fund; Tax Matters.  All amounts earned, paid
          ------------------------------------------
or distributed with respect to the Escrow Fund (whether interest, dividends or otherwise) shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the original Escrow Fund. The parties agree that to the extent permitted by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended, the Stockholders will include all amounts earned on the Escrow Fund in their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom. The parties also agree for income tax purposes to treat all amounts deposited by Buyer in the Escrow Fund as payments of purchase price received by the Stockholders on the date of this Escrow Agreement. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the date on which interest or other income is first earned by the Escrow Fund. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent prior to any income earned on the Escrow Fund, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

     4.   Claims Against Escrow Fund.  At any time or times prior to the
          --------------------------
expiration of this Agreement, Buyer may make claims against the Escrow Fund pursuant to Section 10.6 of the Purchase Agreement. Buyer shall notify the Stockholders' Representative and the Escrow Agent in writing prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Stockholders' Representative shall dispute such claim, the Stockholders' Representative shall give written notice thereof to Buyer and to the Escrow Agent within twenty (20) days after receipt of notice of Buyer's claim, in which case the Escrow Agent shall continue to hold the Escrow Fund in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Fund in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Buyer within three
(3) business days after expiration of said twenty day period or as soon as possible thereafter. If the amount of the claim exceeds the value of the Escrow Fund, the Escrow Agent shall have no liability or responsibility for any deficiency.

     5.   Disputed Claims.  If a controversy arises between one or more of the
          ---------------
parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow Fund or as to any other matter arising out of or relating to the Escrow Fund or this Agreement, the Escrow Agent shall not be required to determine the same and shall not make any delivery of the Escrow Fund but shall retain it until the Escrow Agent shall have either (i) received written instructions signed by both Buyer and the Stockholders' Representative or (ii) been directed by an order of a court of competent jurisdiction as to the respective rights of Buyer and the Stockholders' Representative with respect to the Escrow Fund, in which case the Escrow Agent shall disburse the Escrow Fund in accordance with such instructions or order within three (3) business days after the receipt thereof, unless such instructions or order otherwise provide.

     The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement; provided, however, that the
                                                    --------  -------
Escrow Agent shall not be bound by any such notice unless it is received within the twenty (20) business day time period as set forth above in Section 4.

     If a controversy of the type referred to in this paragraph arises, the Escrow Agent may, in its sole discretion (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of the controversy pursuant to Section 9.

     6.   Termination.  This Agreement shall terminate on ___________ [INSERT
          -----------
DATE WHICH IS EIGHTEEN MONTHS AFTER THE DATE HEREOF] (the "Termination Date") if there are no outstanding indemnification claims on the Termination Date; otherwise this Agreement shall continue in effect until all claims Buyer has made pursuant to Section 4 hereof on or prior to the Termination Date shall have been disposed of. As of the Termination Date, an amount of the Escrow Fund adequate to cover all disputed and undisputed claims made by Buyer pursuant to Section 4 hereof will be held by the Escrow Agent, and the Escrow Agent shall distribute on the Termination Date the balance, if any, of the Escrow Fund to the Stockholders as directed by the Stockholders' Representative. At such time as all remaining claims hereunder have been resolved and the Escrow Agent has received a written notice executed by Buyer and the Stockholders' Representative to that effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Stockholders as directed by the Stockholders' Representative.

     Anything contained herein to the contrary notwithstanding, the provisions of Section 9 and Section 11 shall remain in full force and effect for so long as the Escrow Agent may have any liability.

     7.   Scope of Undertaking.  The Escrow Agent shall have no responsibility
          --------------------
or obligation of any kind in connection with this Agreement and the Escrow Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Escrow Fund as herein expressly provided or by reason of a judgment or order of a court of competent jurisdiction.

     8.   Knowledge and Sufficiency of Documents.  The Escrow Agent shall not be
          --------------------------------------
bound by or have any responsibility with respect to compliance with any agreement between any of the other parties hereto, irrespective of whether the Escrow Agent has knowledge of the existence of any such agreement or terms and provisions thereof, the Escrow Agent's only duty, liability, and responsibility being to receive, hold and deliver the Escrow Fund as herein provided. The Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of the Escrow Fund or the validity, sufficiency, genuineness or accuracy of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby; or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

     9.   Right of Interpleader.  Should any controversy arise between Buyer, on
          ---------------------
one hand, and the Stockholders' Representative, on the other, or any other person, firm or entity, with respect to this Agreement, the Escrow Fund, or any part thereof, or the right of any party or other person to receive the Escrow Fund, or should such parties fail to designate another Escrow Agent as provided in Section 17 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Escrow Fund until the controversy is resolved as provided in Section 5 hereof, the conflicting demands are withdrawn or its doubt is resolved as provided in Section

5 hereof, or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Escrow Fund as hereinabove set forth, other than to tender the Escrow Fund into the registry of such court). Should a bill of interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Fund, then as between themselves and the Escrow Agent, Buyer and the Stockholders, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys' fees and any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation. Notwithstanding the foregoing, as between themselves, Buyer and the Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

     10.  Scope of Duties and Errors in Judgment.  It is expressly understood
          --------------------------------------
and agreed that the Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action or anything with respect to the Escrow Fund, except to hold the same (and any earnings thereon, pursuant to the terms hereof) in the Escrow Account and to make disbursements in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, it is acknowledged and agreed that (i) no implied duties shall be read into this Agreement on the part of the Escrow Agent, and (ii) the Escrow Agent shall not be obligated to take any legal or remedial action which might in its judgment involve it in any expense or liability for which it has not been furnished acceptable indemnification. The Escrow Agent, its directors, officers and employees shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

     11.  Indemnity.  As between themselves and the Escrow Agent, Buyer and the
          ---------
Stockholders, jointly and severally, agree to indemnify the Escrow Agent against and hold the Escrow Agent harmless from any and all losses, costs, damages, expenses, claims, and attorney's fees and expenses suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     Buyer and the Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. Buyer and Stockholders' Representative undertake to instruct the Escrow

Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments, or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer and the Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

     Notwithstanding the foregoing, as between themselves, Buyer and the Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

     12.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been given when received three (3) days after deposited in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid and received by the party to whom is was sent, addressed as follows:

TO BUYER:           Mac-Gray Corporation
--------
                    22 Water Street
                    Cambridge, MA  02141
                    Attn:  Chief Executive Officer


With a copy to:     Goodwin, Procter & Hoar LLP
                    Exchange Place
                    53 State Street
                    Boston, MA  02109
                    Attn:  Stuart M. Cable, Esq.


TO STOCKHOLDERS:    Gerald E. Pulver
---------------
                    1865 Brickell Avenue
                    Apt. PH-5
                    Miami, FL  33129

With a copy to:     Law Offices of Stephen L. Vinson, Jr., P.A.
                    1200 Brickell Avenue
                    Suite 1680
                    Miami, FL  33131
                    Attn:  Stephen L. Vinson, Jr., Esq.


TO ESCROW AGENT:    State Street Bank and Trust Company
---------------
                    Two International Place
                    Boston, MA  02211
                    Attn: ___________

With a copy to:     ______________, Esq.
                    Peabody & Arnold
                    50 Rowes Wharf
                    Boston, MA  02110

     13.  Consultation with Legal Counsel.  The Escrow Agent may consult with
          -------------------------------
its in-house counsel or other counsel satisfactory to it in respect to question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by the Escrow Agent in good faith upon the advice of such counsel. The Escrow Agent may act through its officers, employees, agents and attorneys.

     14.  Choice of Laws; Cumulative Rights.  This Agreement and the disposition
          ---------------------------------
hereunder shall be construed and regulated under and their validity and effect shall be determined by the Commonwealth of Massachusetts. All of the Escrow Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

     15.  Reimbursement of Expenses.  The Escrow Agent shall be entitled to
          -------------------------
reimbursement from Buyer and the Stockholders of all its reasonable costs and expenses, including reasonable fees and expenses of legal counsel incurred by it in connection with the preparation, operating, administration and enforcement of this Agreement. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. Notwithstanding the foregoing, as between themselves, Buyer and the Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

     16.  Entire Agreement.  This Agreement evidences the entire agreement among
          ----------------
Buyer, the Stockholders, the Stockholders' Representative and the Escrow Agent in connection with the Escrow Fund and no other agreement entered into between the parties or any of them shall be considered or adopted or binding, in whole or in part, by or upon the Escrow Agent, notwithstanding that any other such agreement may be deposited herewith or the Escrow Agent may have knowledge thereof. This Agreement may be amended only in writing signed by all of the parties hereto.

     17.  Resignation.  The Escrow Agent may resign upon 10 days' prior written
          -----------
notice to Buyer and the Stockholders' Representative, and upon the written instruction of Buyer and the Stockholders' Representative, the Escrow Agent shall deliver the Escrow Fund to any designated substitute Escrow Agent mutually agreeable to such parties. If Buyer and the Stockholders' Representative fail to designate a substitute Escrow Agent within 10 days, the Escrow Agent, in its sole discretion and its sole option, either may (i) continue to hold the Escrow Fund, or (ii) institute a bill of interpleader as contemplated by Section 9 hereof.

     18.  Captions.  Section heading and captions have been inserted for
          --------
convenience only and do not in anyway limit the provisions set out in the various sections hereof.

     19.  Severability.  If one or more of the provisions contained herein for
          ------------
any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     20.  Compensation.  Buyer and Stockholders shall each pay to the Escrow
          ------------
Agent one-half the fee determined by the Escrow Agent, from time to time, to be applicable to this escrow and bear all costs and expenses incurred by the Escrow Agent in connection therewith. The Escrow Agent's fees, as in effect on the date hereof, are attached hereto as Schedule A.
                               ----------

     21.  Collected Funds; Collection of Items.  No monies shall be required to
          ------------------------------------
be disbursed by the Escrow Agent until and unless it has collected funds. The Escrow Agent may pay out monies held in escrow due to the Company by its check. The Escrow Agent shall not be obligated to take any legal action to enforce payment of any item deposited with it in escrow.

     22.  Investment.  Subject to Section 2(a) of this Agreement, available
          ----------
uninvested portion of the Escrow Fund shall be invested (and reinvested, as the case may be) from time to time by the Escrow Agent in any of the following investments (collectively, "Eligible Investments"):

          (i) short term obligations issued or guaranteed by The United States of America or any agency or instrumentality thereof; or

          (ii) Certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including the Escrow Agent, having capital and surplus in excess of $100,000,000; or

          (iii) IMMA, Insured Money Market Account short term investment of the Escrow Agent.

     Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). In no instance shall Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be required to invest any funds held hereunder except as expressly provided in written instructions received from Stockholders' Representative pursuant to Section 2 hereof, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

     The Escrow Agent may be authorized at all times and from time to time to liquidate any investment of the Escrow Fund as may be necessary to provide available cash to make any release, disbursement or payment called for under the terms of this Agreement. The Escrow Agent shall have no responsibility or liability for any losses resulting from liquidation of the Escrow Fund (such as liquidation prior to maturity).

     23.  Security Interest. The parties grant to the Escrow Agent a lien upon
          -----------------
and security interest in the Escrow Fund, to secure payment of the parties' obligations and liabilities, both joint and several hereunder.

     24.  Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and such counterparts may be delivered by facsimile.

     25.  Consent to Jurisdiction and Service.  Buyer, each Stockholder and the
          -----------------------------------
Stockholders' Representative hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against Buyer, the Stockholders and/or the Stockholders' Representative arising out of or relating to this Escrow Agreement. In any such action or process Buyer, each Stockholder and the Stockholders' Representative hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Buyer and the Stockholders' Representative, as the case may be, at their respective addresses in accordance with Section 12 hereof.

     26.  Force Majeure.  Neither Buyer, any Stockholder, nor the Stockholders'
          -------------
Representative nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     27.  Binding Effect.  This Agreement shall be binding upon the respective
          --------------
parties hereto and their heirs, executors, successors and assigns.

     28.  Modifications.  This Agreement may not be altered or modified without
          -------------
the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

     29.  Reproduction of Documents.  This Agreement and all documents relating
          -------------------------
thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                                 [End of Text]

     IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which is and shall be considered an original for all intents and purposes effective as of the date first written above.

                              MAC-GRAY SERVICES, INC.


                              By:_________________________________
                                 Name:
                                 Title:


                              ____________________________________
                              Gerald E. Pulver


                              GERALD E. PULVER GRANTOR
                                RETAINED ANNUITY TRUST

                              By:  NationsBank, N.A., as Trustee


                              By:_________________________________
                                 Name:
                                 Title:


                              ____________________________________
                              Gerald E. Pulver, as Stockholders'
                                Representative


                              STATE STREET BANK AND TRUST
                                COMPANY, as Escrow Agent


                              By:_________________________________
                                 Name:
                                 Title:

DOCSC\605710.1

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                                    -------
                                  OPINION OF
                                  ----------
                  LAW OFFICES OF STEPHEN L. VINSON, JR., P.A.
                  -------------------------------------------


                  [CUSTOMARY INTRODUCTION AND QUALIFICATIONS]


     1. Each Company is a corporation duly organized, validly existing and in good standing under the laws of Florida (in the case of Amerivend) or Georgia (in the case of Amerivend Southeast), with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of each Company's Articles of Incorporation, as amended to date, and of each Company's by-laws, as amended to date, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Each Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary.

     2. The authorized capital stock of Amerivend consists of 3,000,000 shares of common stock, $.10 par value per share, of which 500 shares are duly and validly issued, outstanding, fully paid and nonassessable and of which 2,999,500 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Amerivend. No capital stock of either Company has been issued in violation of any federal or state law. Except as set forth in Schedule 2.03 to the Stock and Asset Purchase Agreement (the "Purchase
         -------------
Agreement"), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Amerivend Shares to which Amerivend or any of the Stockholders is a party. Exhibit A to the Purchase Agreement sets forth a true and correct list of all of
---------
the holders of record of all of the issued and outstanding shares of Amerivend's capital stock. Each of the Stockholders owns beneficially and of record that number of Amerivend Shares set forth opposite such Stockholder's name in Exhibit
                                                                         -------
A to the Purchase Agreement free and clear of any and all pledges, liens,
-
encumbrances or other claims or charges.

     3. Each Company has full right, authority and power to enter into the Purchase Agreement and each agreement, document and instrument to be executed and delivered by such Company pursuant to the Purchase Agreement (the "Related Agreements") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of the Purchase Agreement and each Related Agreement to which it is a party have been duly authorized by all necessary action of such Company and no other action on the part of such Company is required in connection therewith.

     4. Each Company and each Stockholder has duly executed and delivered the Purchase Agreement and each Related Agreement to which it is a party, and each such agreement constitutes the valid and binding obligation of such Company and/or such Stockholder, as the case may be, enforceable against such Company and/or such Stockholder, as the case may be, in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

     5. The execution, delivery and performance by each Company of the Purchase Agreement and the Related Agreements to which it is a party: (i) do not and will not violate any provision of the Articles of Incorporation or by-laws of such Company; (ii) do not and will not violate any law, statute, rule or regulation applicable to such Company or its properties or require such Company to obtain any approval, consent or waiver of, or to make any filing with, any governmental or regulatory agency or administrative body or to obtain any other approval, consent or waiver of, or to make any other filing with, any other person or entity, in each case that has not been obtained or made; and (iii) except as set forth in Schedule 2.05 to the Purchase Agreement, do not and will
                       -------------
not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Company is a party or by which the property of such Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by, or on the capital stock of, such Company.

     6. The execution, delivery and performance by each Stockholder of the Purchase Agreement and the Related Agreements to which it is a party: (i) do not and will not violate any law, statute, rule or regulation applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any governmental or regulatory agency or administrative body or to obtain any other approval, consent or waiver of, or to make any other filing with, any other person or entity, in each case that has not been obtained or made; and (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by either Company or on the Amerivend Shares owned by such Stockholder.

     7. Except as described in the Purchase Agreement and the Schedules thereto, there are no (i) actions, suits, claims or proceedings pending or threatened against either Company, whether at law or in equity, or before or by any federal, state, municipal or other governmental body or (ii) judgments, decrees, injunctions or orders of any court, governmental body or arbitrator against either Company.

                                   EXHIBIT D
                                   ---------

                                    FORM OF
                                    -------
                           NON-COMPETITION AGREEMENT
                           -------------------------


     This NON-COMPETITION AGREEMENT is made as of ________, 1998 by and between Mac-Gray Corporation, a Delaware corporation (together with its subsidiaries, the "Company"), and Gerald E. Pulver ("Mr. Pulver"). Reference is made to that certain Stock and Asset Purchase Agreement, dated as of _________, 1998 (the "Purchase Agreement"), by and among Mac-Gray Services, Inc., a Delaware corporation and wholly-owned subsidiary of Mac-Gray Corporation ("Mac-Gray Services"), Amerivend Corporation, a Florida corporation ("Amerivend"), Amerivend Southeast Corporation, a Georgia corporation ("Amerivend Southeast"), Mr. Pulver and Gerald E. Pulver Grantor Retained Annuity Trust (together with Mr. Pulver, the "Stockholders").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties thereto are consummating the transactions contemplated by the Purchase Agreement, pursuant to which (i) the Stockholders will sell, and Mac-Gray Services will purchase, all of the issued and outstanding capital stock of Amerivend (the "Stock Purchase") and (ii) Amerivend Southeast will sell, and Mac-Gray Services will purchase, all of the properties and assets comprising the laundry distribution and coin route management business of Amerivend Southeast (together with the Stock Purchase, the "Purchase");

     WHEREAS, prior to the Purchase, Mr. Pulver was a principal stockholder of, and was principally involved in the management of the businesses of, Amerivend and Amerivend Southeast;

     WHEREAS, Mr. Pulver will receive substantial economic benefits under the Purchase Agreement; and

     WHEREAS, as a material inducement to Mac-Gray Services and Mr. Pulver to consummate the transactions contemplated by the Purchase Agreement, the Company and Mr. Pulver are executing and delivering this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Non-competition.
          ---------------

          (a) In consideration of the consummation of the transactions contemplated by the Purchase Agreement, including the payments to be made by the Company to Mr. Pulver thereunder, Mr. Pulver covenants and agrees that, for a period beginning on the date of this Agreement and expiring on the fifth anniversary of such date (the "Termination Date"), he shall not, without the express prior written consent of the Company, directly or indirectly, anywhere in the Restricted Area (as defined below) (A) engage in any activity in the Designated Industry (as defined below) or (B) engage, participate or invest in or assist (whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business organization whose activities, products or services are in the Designated Industry; provided, however, that Mr. Pulver may make passive
                            --------  -------
investments in a competitive enterprise, the shares of which are publicly traded, if Mr. Pulver's aggregate investment in such enterprise constitutes less than one percent (1%) of the equity ownership of such enterprise. Without implied limitation, the foregoing non-competition covenant shall prohibit Mr. Pulver from (i) hiring, attempting to hire or otherwise soliciting, for or on behalf of any entity or person, any officer or other employee of the Company or any of its Affiliates (as defined below), or authorizing or approving any such action by any other person, (ii) encouraging for or on behalf of any entity or person any officer or other employee to terminate his or her relationship or employment with the Company or any of its Affiliates, (iii) soliciting for or on behalf of any entity or person any customer of the Company or any of its Affiliates and (iv) diverting to any entity or person any customer of the Company or any of its Affiliates.

          (b) For purposes of this Agreement, the following terms shall have the following meanings:

               (i)    "Restricted Area" means each state of the United States
                       ---------------
(A) in which Amerivend or Amerivend Southeast is, as of the date of this Agreement, conducting any business activities and (B) in which the Company or any of its Affiliates are, as of the date of this Agreement or at any time prior to the Termination Date, conducting any business activities.

               (ii)   "Designated Industry" means the businesses of Amerivend,
                       -------------------
Amerivend Southeast and the Company as of the date of this Agreement, including the business of owning, selling, leasing, operating or servicing card or coin-operated laundry machines.

               (iii)  "Affiliate" shall mean, with respect to any person or
                       ---------
entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party (the term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (A) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (B) otherwise direct the management or policies of such person or entity by contract or otherwise).

     2.   Confidentiality.
          ---------------

          (a) It is specifically agreed between the parties hereto that: (i) the trade secrets of Amerivend and, to the extent transferred to Mac-Gray Services pursuant to the Purchase Agreement, Amerivend Southeast (the "Trade Secrets") shall include (A) the names and locations of the customers of Amerivend and Amerivend Southeast and the services provided to each customer or supplier and (B) the terms and conditions of the contracts Amerivend and Amerivend Southeast have or had with each such customer or supplier; and (ii) the confidential information of Amerivend and, to the extent transferred to Mac-Gray Services pursuant to the Purchase Agreement, Amerivend Southeast (the "Confidential Information") shall include (A) any other confidential or proprietary information or data relating to the business of Amerivend, Amerivend Southeast or any of their Affiliates, which is not generally known to the public and which provides or provided Amerivend, Amerivend Southeast and their Affiliates some competitive advantage, or the opportunity to obtain such advantage, or the disclosure of which could be or would have been detrimental to the interests of Amerivend, Amerivend Southeast and their Affiliates, including, without limitation, all notes, memoranda, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, customer lists, sales representative lists, sales plans, proprietary information, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, reports, information relating to customers' and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files, and (B) any information described above which Amerivend, Amerivend Southeast or any of their Affiliates obtained from another party and which Amerivend, Amerivend Southeast or such Affiliate treats or treated as proprietary or designates or designated as Confidential Information, whether or not owned or developed by Amerivend, Amerivend Southeast or such Affiliate.

          (b) At all times, Mr. Pulver shall keep secret and shall not ever publish, divulge, furnish, impart or disclose any of the Trade Secrets or Confidential Information to any person, firm or corporation other than the Company or any of its Affiliates, or use any of the Trade Secrets or Confidential Information, directly or indirectly, for his own benefit or for the benefit of any person, firm or corporation other than the Company and its Affiliates. The parties hereto acknowledge that all Trade Secrets and Confidential Information shall be the property of the Company and its Affiliates and shall be delivered by Mr. Pulver to the Company upon the execution of this Agreement.

     3.   Scope of Agreement.  The parties acknowledge that the time, scope,
          ------------------
geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated by the Purchase Agreement, (b) are given as an integral and essential part of the transactions contemplated by the Purchase Agreement and
(c) but for the covenants of Mr. Pulver contained in this Agreement, Mac-Gray Services would not enter into the Purchase Agreement or consummate the transactions contemplated thereby. Mr. Pulver has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the businesses conducted by the Company and its Affiliates.

     4.   Specific Performance; Severability.  It is specifically understood and
          ----------------------------------
agreed by the parties hereto that the breach by Mr. Pulver of any provision of this Agreement will result in irreparable injury to the Company and its Affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy they may have, the Company and each of its Affiliates shall be entitled to enforce the specific performance of this Agreement by Mr. Pulver through both temporary and permanent injunctive relief without the necessity of proving actual damages. If the Company is required to post a bond in connection with obtaining any temporary or permanent injunctive relief, the parties hereto agree that such bond shall be limited in amount to $10,000 and that such amount is reasonable and adequate for such bond. In the event that any covenant or provision contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, such covenant or provision shall not be construed to be null, void and of no effect, but rather shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Mr. Pulver may have against the Company or any of its Affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by Mr. Pulver.

     5.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflicts or choice of law provisions thereof.

     6.   Dispute Resolution.  Except as provided below, any dispute arising out
          ------------------
of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

     Such proceedings shall be administered by the neutral arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)  no other discovery;

          (c) hearings before the neutral arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 6 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     7.   Consent to Jurisdiction.  Each of the parties hereto (a) hereby
          -----------------------
irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

     8.   Successors and Assigns.  This Agreement shall inure to the benefit of,
          ----------------------
and be binding upon, the successors of the Company and its Affiliates by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, and may not be assigned by Mr. Pulver.

     9.   No Conflicting Obligations.  Mr. Pulver hereby represents and warrants
          --------------------------
to the Company that he is not now under, or bound to be under in the future, any obligation to any person, firm or corporation which is or would be inconsistent or in conflict with this Agreement or would prevent, limit or impair in any way the full and absolute performance by Mr. Pulver of his obligations hereunder.
In addition, Mr. Pulver covenants that he will not enter into or discuss entering into any such agreement.

     10.  Entire Agreement; Modifications.  This Agreement and the Purchase
          -------------------------------
Agreement constitute the entire agreement between the parties pertaining to their subject matter and supersede all prior and contemporaneous agreements, representations, negotiations and understandings of the parties, whether oral or written. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by all the parties hereto.

     11.  Waivers.  The failure of any party to require the performance or
          -------
satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent failure or breach.

     12.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     13.  Notices.  All notices and other communications under this Agreement
          -------
shall be in writing and shall be delivered in accordance with the provisions of the Purchase Agreement.

                                 [End of Text]

     IN WITNESS WHEREOF, the parties have duly executed this Non-Competition Agreement as of the date and year first written above.


                                        MAC-GRAY CORPORATION



                                        By: ________________________________
                                            Name:
                                            Title:



                                        ____________________________________
                                        Gerald E. Pulver

                                   EXHIBIT E
                                   ---------

                   FIRPTA NON-FOREIGN TRANSFEROR CERTIFICATE

                              __________________

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mac-Gray Services, Inc., a Delaware corporation ("Buyer"), that withholding of tax is not required upon the disposition of a U.S. real property interest by ________________ (the "Stockholder"), the undersigned hereby certifies as follows:

     1. The Stockholder is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

     2. The Stockholder's social security number or employer identification number is ____________________; and

     3.   The Stockholder's address is:

          ________________________________
          ________________________________


     The Stockholder understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of the Stockholder.



Date:  ___________________       __________________________
                                 [NAME/TITLE]

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF ____________________

COUNTY OF ___________________


     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared ___________________, on behalf of the Stockholder, known to me and known by me to be the person who executed the foregoing and he acknowledged before me that he executed said instrument and that the facts stated therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this the _____ day of ______, 1998.



                                 ----------------------------
                                 Notary Public

My Commission Expires:

                                   EXHIBIT F
                                   ---------

                                    FORM OF
                                    -------
                                GENERAL RELEASE
                                ---------------

                     [TO BE EXECUTED BY THE STOCKHOLDERS]

     This Release is delivered by __________ (the "Releasing Party") pursuant to
Section 7.01(n) of the Stock and Asset Purchase Agreement dated as of ________, 1998 by and among Mac-Gray Services, Inc., a Delaware corporation ("Mac-Gray"), Amerivend Corporation, a Florida corporation (the "Company"), Amerivend Southeast Corporation, a Georgia corporation, and the stockholders named therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Purchase Agreement.

     1.   Release.  In consideration of the substantial economic benefit
          -------
received by the Releasing Party pursuant to the Purchase Agreement, including, but not limited to, the Amerivend Purchase Price paid to the Releasing Party, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by the Releasing Party, the Releasing Party hereby releases and forever discharges (i) Mac-Gray and the Company, (ii) each present and former stockholder, director, officer, employee and agent of Mac-Gray and the Company and (iii) each subsidiary, affiliate, successor and assign of the persons named in clauses (i) and (ii) above (each a "Released Party" and collectively, the "Released Parties") of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities, whether asserted, unasserted, absolute, contingent, known or unknown, or otherwise, of every kind and nature, including claims and causes of action both in law and in equity, which such Releasing Party and/or such Releasing Party's heirs, executors, administrators, beneficiaries, affiliates, successors or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Closing Date, may have after the Closing Date, against any Released Party, other than claims or causes of action, if any, arising under or pursuant to the Purchase Agreement or any non-competition agreement to which the Releasing Party and any Released Party are parties. The provisions of this Release shall inure to the benefit of the Released Parties.

     The Releasing Party hereby represents to the Released Parties that (a) the Releasing Party has not assigned any claim or possible claim against any Released Party, (b) the Releasing Party fully intends to release, and by executing this Release, the Releasing Party is releasing, all claims against the Released Parties, including without limitation unknown and contingent claims (other than those specifically reserved above), and (c) the Releasing Party has had the opportunity to consult with counsel with respect to the execution and delivery of this Release and the consequences hereof.

     2.   Governing Law.  This Release shall be construed in accordance with and
          -------------
governed by the laws of The Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction.

     3.   Severability.  If any portion of this Release is declared by a court
          ------------
of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Release shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     EXECUTED as of the ____ day of ________, 1998.



                              ______________________________
                              [NAME OF THE RELEASING PARTY]

                                   EXHIBIT F
                                   ---------

                                    FORM OF
                                    -------
                                GENERAL RELEASE
                                ---------------

          [TO BE EXECUTED BY THE OFFICERS AND DIRECTORS OF AMERIVEND]

     This Release is delivered by __________ (the "Releasing Party") pursuant to
Section 7.01(n) of the Stock and Asset Purchase Agreement dated as of ________, 1998 by and among Mac-Gray Services, Inc., a Delaware corporation ("Mac-Gray"), Amerivend Corporation, a Florida corporation (the "Company"), Amerivend Southeast Corporation, a Georgia corporation, and the stockholders named therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Purchase Agreement.

     1.   Release.  For good and valuable consideration, the receipt and
          -------
sufficiency of which are hereby irrevocably acknowledged by the Releasing Party, the Releasing Party hereby releases and forever discharges (i) Mac-Gray and the Company, (ii) each present and former stockholder, director, officer, employee and agent of Mac-Gray and the Company and (iii) each subsidiary, affiliate, successor and assign of the persons named in clauses (i) and (ii) above (each a "Released Party" and collectively, the "Released Parties") of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities, whether asserted, unasserted, absolute, contingent, known or unknown, or otherwise, of every kind and nature, including claims and causes of action both in law and in equity, which such Releasing Party and/or such Releasing Party's heirs, executors, administrators, beneficiaries, affiliates, successors or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Closing Date, may have after the Closing Date, against any Released Party[, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS RELATED TO YOUR EMPLOYMENT WITH THE COMPANY, THE COMPENSATION PROVIDED TO YOU BY THE COMPANY, THE COMPANY'S DECISION TO TERMINATE YOUR EMPLOYMENT, OR YOUR ACTIVITIES ON BEHALF OF THE COMPANY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS OF UNLAWFUL DISCRIMINATION UNDER THE COMMON LAW OR ANY STATUTE), OTHER THAN CLAIMS OR CAUSES OF ACTION, IF ANY, ARISING UNDER OR PURSUANT TO ANY EMPLOYMENT AGREEMENT TO WHICH THE RELEASING PARTY AND ANY RELEASED PARTY ARE PARTIES]. The provisions of this Release shall inure to the benefit of the Released Parties.

     The Releasing Party hereby represents to the Released Parties that (a) the Releasing Party has not assigned any claim or possible claim against any Released Party, (b) the Releasing Party fully intends to release, and by executing this Release, the Releasing Party is releasing, all claims against the Released Parties including without limitation unknown and contingent claims (other than those specifically reserved above), and (c) the Releasing Party has had the opportunity to consult with counsel with respect to the execution and delivery of this Release and the consequences hereof.

     [IN SIGNING THIS RELEASE, THE RELEASING PARTY HEREBY ACKNOWLEDGES THAT SUCH RELEASING PARTY HAS BEEN GIVEN THE OPPORTUNITY, IF SO DESIRED, TO CONSIDER THIS RELEASE FOR TWENTY-ONE (21) DAYS BEFORE EXECUTING IT. IF THIS RELEASE IS NOT SIGNED BY THE RELEASING PARTY AND RETURNED TO MAC-GRAY SO THAT IT IS RECEIVED WITHIN TWENTY-ONE (21) DAYS OF THE RELEASING PARTY'S RECEIPT OF THE RELEASE, THE RELEASE WILL NOT BE VALID. IN THE EVENT THAT THE RELEASING PARTY EXECUTES AND RETURNS THIS RELEASE WITHIN TWENTY-ONE (21) DAYS OF THE DATE OF ITS DELIVERY TO THE RELEASING PARTY, THE RELEASING PARTY WILL THEREBY ACKNOWLEDGE THAT SUCH DECISION WAS ENTIRELY VOLUNTARY AND THAT THE RELEASING PARTY HAD THE OPPORTUNITY TO CONSIDER THIS RELEASE FOR THE ENTIRE TWENTY-ONE (21) DAY PERIOD. MAC-GRAY ACKNOWLEDGES THAT FOR A PERIOD OF SEVEN (7) DAYS FROM THE DATE OF THE EXECUTION OF THIS RELEASE, THE RELEASING PARTY SHALL RETAIN THE RIGHT TO REVOKE THE RELEASE BY WRITTEN NOTICE THAT MAC-GRAY RECEIVES BEFORE THE END OF SUCH PERIOD, AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF SUCH REVOCATION PERIOD.]

     2.   Governing Law.  This Release shall be construed in accordance with and
          -------------
governed by the laws of The Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction.

      3.  Severability.  If any portion of this Release is declared by a court
          ------------
of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Release shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     EXECUTED as of the ____ day of ________, 1998.


                              ______________________________
                              [NAME OF THE RELEASING PARTY]